Exhibit 10.24

EXCHANGE AGREEMENT

DATED                     , 2008

BY AND AMONG

GCL SILICON TECHNOLOGY HOLDINGS INC.

AND

HAPPY GENIUS HOLDINGS LIMITED

AND

EACH OF THE EB HOLDERS

LISTED IN SCHEDULE 1

Allen & Overy Gaikokuho Kyodo Jigyo Horitsu Jimusho

THIS EXCHANGE AGREEMENT is made on                     , 2008

BETWEEN:

(1)	GCL SILICON TECHNOLOGY HOLDINGS INC. (the Company);

(2)	HAPPY GENIUS HOLDINGS LIMITED (the EB Issuer); and

(3)	THE EB HOLDERS listed in Schedule 1 (the EB Holders).

WHEREAS:

(a)	Pursuant to the terms of the trust deed dated 5th May, 2008 (the Principal Trust Deed) between the EB Issuer and DB Trustees (Hong Kong) Limited, in its separate capacities as trustee and security agent (the EB Trustee and the EB Security Agent, respectively) as amended and restated by the first supplemental trust deed dated 5th June, 2008 (the First Supplemental Trust Deed) between the EB Issuer, the EB Trustee and the EB Security Agent, the EB Issuer has issued U.S.$275,000,000 Class A Floating Rate Secured Exchangeable Bonds due 2010 (the Class A Exchangeable Bonds), U.S.$137,500,000 Class B Floating Rate Secured Exchangeable Bonds due 2010 (the Class B Exchangeable Bonds) and U.S.$137,500,000 Class C Floating Rate Secured Exchangeable Bonds due 2010 (the Class C Exchangeable Bonds and, together with the Class A Exchangeable Bonds and the Class B Exchangeable Bonds, the Exchangeable Bonds). As of the date of this Agreement, all of the Exchangeable Bonds are held by the EB Holders and the principal amounts of the Exchangeable Bonds of each class held by each EB Holder are set out against its name in Schedule 1.

(b)	Pursuant to Condition 6.41 of the terms and conditions of the Exchangeable Bonds (the EB Conditions), the EB Issuer, the EB Holders, the EB Trustee and the Agents (as defined in the EB Conditions, the EB Agents) have covenanted to use commercially reasonable endeavors to execute formal documentation necessary for exchanging, on a Complying IPO (as defined in the EB Conditions), the Exchangeable Bonds remaining after a Complying IPO into unsecured convertible bonds of the Company on terms, inter alia, (i) substantially to the effect set out in Schedule 6 of the EB Conditions, (ii) substantially similar with regard to the rights of the EB Trustee and the EB Agents and (iii) in respect of the terms or conditions not provided for in Schedule 6 of the EB Conditions, acceptable to the EB Trustee (acting on the instructions of the EB Holders (acting reasonably) pursuant to an Extraordinary Resolution (as defined in the First Supplemental Trust Deed)) (with the intention that the EB Holders shall be in at least as favorable a position as if the exchange had not occurred (it being acknowledged that the new bonds will be unsecured), having regards to, among other things, the group restructuring referred to in Condition 6.38 of the EB Conditions and the mechanics and procedures of the exchange).

(c)	Pursuant to Condition 10.4 of the EB Conditions and upon the occurrence of a Complying IPO, the EB Issuer will redeem Exchangeable Bonds with an aggregate principal amount equal to 35% of the aggregate principal amount of each class of Exchangeable Bonds then outstanding (the IPO Redemption Exchangeable Bonds), and the principal amount of each Exchangeable Bond not redeemed on the Closing Date (each a Remaining Exchangeable Bond) will be increased in accordance with the provisions of the EB Conditions. The Company and the EB Holders acknowledge that they wish to enter into this Agreement for the purposes of documenting the redemption of the IPO Redemption Exchangeable Bonds and the exchange (the Exchange) of the Remaining Exchangeable Bonds of the EB Issuer for the Notes (as defined below) of the Company pursuant to Condition 6.41 of the EB Conditions.

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(d)	In connection with the Exchange, the Company proposes to issue, and the EB Holders wish to acquire U.S.$223,437,000 Class A 3% Convertible Senior Notes due 2010 (the Class A Notes), U.S.$111,718,000 Class B 3% Convertible Senior Notes due 2010 (the Class B Notes) and U.S.$111,718,000 Class C 3% Convertible Senior Notes due 2010 (the Class C Notes and together with the Class A Notes and the Class B Notes, the Notes, which expression where the context permits shall include the Global Securities). The Notes will be in registered form in amounts of U.S.$100,000 or integral multiples of U.S.$1,000, and will be constituted by an indenture (the Indenture) between the Company and Deutsche Bank Trust Company Americas as trustee (the Note Trustee). The Notes will be convertible, at the option of a holder of the Notes, for American Depositary Shares representing Ordinary Shares of the Company (the ADSs), pursuant to the terms of the Indenture.

NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions

All capitalized terms shall, unless the context otherwise requires, have the meaning given to those terms in Schedule 10.

1.2	Headings

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.

2.	ISSUE OF THE NOTES AND EXCHANGE OF THE EXCHANGEABLE BONDS

2.1	Issue of the Notes

Subject to Section 6, the Company agrees to issue and deliver the Notes to the EB Holders on such date as the Company and the EB Holders may agree (the Closing Date). The Company will deliver to each EB Holder Notes of each class with an aggregate principal amount equal to the aggregate principal amount of Remaining Exchangeable Bonds of the corresponding class held by the relevant EB Holder.

2.2	Payments in respect of the Exchangeable Bonds on the Closing Date

(a)

The Company shall, for and on behalf of the EB Issuer, pay to each of the EB Holders on the Closing Date an amount in cash equal to all amounts payable by the EB Issuer under Condition 10.4 (a) of the EB Conditions on the IPO Partial Redemption Date (as defined in the EB Conditions) to redeem the IPO Redemption Exchangeable Bonds at a price, in respect of each

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IPO Redemption Exchangeable Bond, equal to the IPO Early Redemption Amount (as defined in the EB Conditions) of such IPO Redemption Exchangeable Bond together with any interest accruing to (but excluding) the IPO Partial Redemption Date.

(b)	The EB Issuer shall, from the funds standing to the credit of the Interest Reserve Account, pay to each of the EB Holders on the Closing Date an amount in cash equal to the interest that has accrued on the Remaining Exchangeable Bonds held by the relevant EB Holder in respect of the period from (and including) the EB Issue Date to (but excluding) the Closing Date and calculated on the basis of the Rate of Interest (as defined in the EB Conditions) which is payable in respect of such Remaining Exchangeable Bonds for the Interest Period (as defined in the EB Conditions) commencing on the EB Issue Date together with any other amounts which are due and payable in respect of the Remaining Exchangeable Bonds.

(c)	The parties hereto agree, and acknowledge, that the Company’s obligation to make payments under this Section 2.2 may be satisfied by the payment of all such amounts due and payable under this Section 2.2 to the Principal Agent (as defined in the First Supplemental Trust Deed) for settlement through the Clearing Systems in accordance with the EB Conditions and the EB Agency Agreement.

2.3	Exchange of the Remaining Exchangeable Bonds

Subject to satisfaction of the conditions set forth in Sections 7.1 and 7.2 and the delivery of the Notes to the EB Holders referred to in Section 2.1 above, each EB Holder agrees to surrender and deliver the Remaining Exchangeable Bonds held by it to the EB Issuer on behalf of the Company on the Closing Date, whereupon the EB Issuer shall without requiring any further consideration or payment from the EB Holders forthwith arrange for the Remaining Exchangeable Bonds to be cancelled in accordance with Condition 10.8 of the EB Conditions.

To the extent that the principal amount of any Remaining Exchangeable Bond is not divisible by an integral multiple of U.S.$1,000, the Company shall redeem that part of such Remaining Exchangeable Bond by payment of an amount in cash equal to the amount by which the principal amount of such Remaining Exchangeable Bond is not divisible by an integral multiple of U.S.$1,000.

3.	AGREEMENTS BY THE EB HOLDERS AND THE COMPANY

3.1	Restrictions

Each EB Holder, severally but not jointly, acknowledges that it is aware that the Notes and the ADSs to be issued and delivered upon conversion of the Notes are being offered and sold under the exemptions provided by Section 4(2) of the U.S. Securities Act of 1933, as amended (the Securities Act), for non-public offerings, and makes the following representations, declarations and warranties with the intent that the same shall be relied upon in determining its suitability as a purchaser for the Notes:

(a)

Each EB Holder is acquiring the Notes for investment for its own account and not with a view to or for sale in connection with any distribution of the Notes or the ADSs to be issued and delivered upon conversion of the Notes that would constitute a violation of the Securities Act. Each EB Holder agrees that it will not dispose of the Notes or the ADSs to be issued and delivered upon conversion of the Notes, or any portion thereof or interest

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therein, except: (i) pursuant to an exemption from registration under the Securities Act (if available); or (ii) pursuant to an effective registration statement under the Securities Act relating to the Notes or the ADSs to be issued and delivered upon conversion of the Notes, as applicable, in accordance with any other applicable law.

(b)	Each EB Holder represents that:

(i)	it is able to bear the economic risks of an investment in the Notes and the ADSs to be issued and delivered upon conversion of the Notes and to afford the complete loss of the investment; and

(ii)	it has made other speculative investments, and, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and not compensated by the Company, or any affiliate thereof, directly or indirectly, it could be reasonably assumed to have the capacity to protect its own interests in connection with the offering.

(c)	Each EB Holder has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of the Company concerning the terms and conditions of the offering and the nature and prospects of the Company’s business.

(d)	The offer to exchange the Notes was communicated to each EB Holder directly by or through the Company and its affiliates and not, to the knowledge of such EB Holder, through any form of general advertising or solicitation such as advertisements or other communications in newspapers, magazines or other media, broadcasts on radio or television, seminars or promotional meetings or any generally circulated letter, circular or other written communication.

(e)	Each EB Holder, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Notes and the ADSs to be issued and delivered upon conversion of the Notes. Each EB Holder hereby agrees to supply any additional written information that may be required by the Company.

(f)	Each EB Holder agrees that a legend, in substantially the following form, shall be placed on all certificates evidencing the Notes and the ADSs purchased:

THE NOTES REPRESENTED BY THIS SECURITY HAVE BEEN ISSUED PURSUANT TO A NON-PUBLIC OFFERING, IN CONFORMITY WITH THE PRIVATE OFFERING EXEMPTION UNDER SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT BY THE SECURITIES AND EXCHANGE COMMISSION (THE COMMISSION), AND IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS. SUCH NOTES HAVE NOT BEEN QUALIFIED WITH THE COMMISSION OF ANY STATE, NOR REGISTERED WITH THE COMMISSION. SUCH NOTES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT: (I) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (II) PURSUANT TO AN EFFECTIVE

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE NOTES IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE NOTES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

3.2	No fiduciary or agency relationship

Nothing in this Agreement or the nature of the services provided by the EB Holders shall be deemed to create a fiduciary or agency relationship between the EB Holders and the Company or any of their respective shareholders, creditors, employees or any other party.

4.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

The representations and warranties set out in this Section 4 are made by the Company to each EB Holder as at the date of this Agreement and as at the Closing Date (and at any time from the date hereof up to and including the Closing Date).

4.1	Status and power and authority

(a)	The Company and each of its Subsidiaries is a limited liability company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)	The Company has full power and authority, and is able lawfully, to enter into and perform its respective obligations under, and has taken all necessary action to authorize the entry into and performance of its obligations under the Notes and the Contracts.

(c)	The location of the management and control of the Company’s business is, and will be maintained at all times, outside of the PRC.

4.2	Legal validity

The Notes and the Contracts have been duly authorized by the Company, will have been duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms as of the Closing Date subject to the laws of bankruptcy and other laws affecting the rights of creditors generally and to general principles of equity.

4.3	PFIC

Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the Code) (a PFIC).

4.4	CFC

The Company is not, and does not reasonably anticipate that it will become, a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (a CFC).

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4.5	Taxation on payments

As at the Closing Date, all payments of principal, premium (if any) and interest in respect of the Notes, and all payments by the Company under the Notes, may be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature.

4.6	Stamp duty

As at the Closing Date, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with (i) the creation, issue, offering, sale or delivery of the Notes, (ii) the issue and delivery of the ADSs on conversion of the Notes or (iii) the execution or delivery of the Notes and the Contracts (except if any of the Global Security or Contracts is executed in, brought into or produced before a court in the Cayman Islands).

4.7	Authorizations

(a)	As of the Closing Date, all authorizations for the time being required by the Company or any of its Subsidiaries, as the case may be, in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Contracts, including, without limitation, the issuance of the Notes and the issue and the delivery of the ADSs upon conversion of the Notes, and the filing with the United States Securities and Exchange Commission (the SEC) of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement will have been obtained or effected (as appropriate) and are in full force and effect.

(b)	Except to the extent disclosed in the IPO Registration Statement, all necessary consents, licenses (including business licenses), permits (including construction permits), certificates (including qualification and ownership rights certificates) and other authorizations to enable the Company and its Subsidiaries to conduct its business as is currently being conducted, to own its assets and to enable Opco to establish, operate and develop the Project according to the development status of the Project have been obtained or, as the case may be, will be obtained on or before the date from which the relevant business is conducted or, as the case may be, the relevant assets are acquired and all such licenses, permits, certificates and authorizations, once obtained, will be in full force and effect and, in the case of licenses, permits, certificates and other authorization enabling Opco to conduct its business and to own its assets, to the extent that failure to do so would have a Material Adverse Effect.

(c)	Neither the Company nor any of its Subsidiaries has any existing, pending or threatened penalty, and there is no reason to believe that there will be any such penalty, in an aggregate amount from time to time exceeding U.S.$5,000,000 in respect of the establishment, operation and development of the Project under the relevant laws and regulations according to the development status of the Project.

(d)	Each member of the Company’s Group incorporated in the PRC has passed its most recent annual examination by the relevant PRC authorities.

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4.8	Pari Passu Ranking

The obligations of the Company under the Notes and the Contracts rank and will rank at least pari passu with all its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

4.9	Non-conflict

(a)	Except to the extent disclosed in the IPO Registration Statement, the Company and each of its Subsidiaries (other than Opco) is and has been and, to the best of the Company’s knowledge, Opco is and has been in compliance with all applicable laws and regulations where failure to do so has, or might reasonably be expected to have, a Material Adverse Effect.

(b)	The entry into and performance of the Notes and the Contracts, including, without limitation, the issue of the Notes and the ADSs to be issued and delivered upon conversion of the Notes and the carrying out of the other transactions contemplated by the Notes and the Contracts and compliance with their terms do not and will not:

(i)	(unless consented to, or waived by, the relevant counterparty) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, the constitutional documents of the Company or any indenture, trust deed, mortgage or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound;

(ii)	infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries or any of their respective affiliates or any of their respective properties; or

(iii)	result in the existence of, create, or oblige it to create, any Encumbrance over all or any of the Company’s properties.

4.10	Dilutive Effect

The Company acknowledges that the obligation to issue and deliver ADSs on conversion of the Notes in accordance with their terms and the Indenture is absolute and unconditional regardless of the dilutive effect that the issue and delivery of ADSs may have on the ownership interests of other stockholders of the Company.

4.11	Internal accounting controls

Each of the Company and Opco maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with PRC GAAP (in the case of Opco) or US GAAP (in the case of the Company) and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded

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accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) each of the Company and Opco has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of each entity; and the current management information and accounting control system of the Company has been in operation since 30 June 2007 during which none of its Subsidiaries has experienced any material difficulties with regard to (a) through (e) above.

4.12	Title

(a) Except as set forth in the IPO Registration Statement, each of the Company and its Subsidiaries has good and marketable title to all real property and other property and assets owned by it and any rights or interests thereto and the Company and its Subsidiaries as the case may be, has received all authorizations in order to have good and marketable title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title, (b) there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such property and assets of the Company or any of its Subsidiaries that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and (c) where any of the property and assets of the Company and any of its Subsidiaries are held under lease by the Company or any of its Subsidiaries, as the case may be, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally with no exceptions that would interfere with the use made or to be made thereof by it where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

4.13	Litigation

There are no current litigation, arbitration or administrative proceedings against or affecting either the Company or any of its Subsidiaries or any of their respective properties (including, without limitation, any intellectual property rights (as defined in Section 4.16)) or, to the best of the Company’s knowledge and belief having made all reasonable enquiries, any of their officers or directors in their capacities as such, which, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the issue of the Notes and, to the best of the Company’s knowledge and belief having made all reasonable enquiries, no such litigation, arbitration or administrative proceedings are pending, threatened or contemplated.

4.14	Insurance

Each of the Company and its Subsidiaries has valid insurance on, and in relation to, its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business in the location(s) where such member carries on business and/or where any of its assets are located.

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4.15	Labor disputes

To the Company’s knowledge, no labor dispute with the employees of the Company or its Subsidiaries, as the case may be, exists or, to the best of the Company’s knowledge and belief having made all reasonable inquiries is imminent, in each case that might have a Material Adverse Effect.

4.16	Intellectual property rights

Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it or to be operated by it, or presently employed or to be employed by it, has taken all action (including payment of fees and registration of interest) required to maintain the intellectual property rights and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect.

4.17	Payment of tax

(a)	Each of the Company and its Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those taxes and (iii) payment can be lawfully withheld);

(b)	Neither the Company nor any of its Subsidiaries is materially overdue in the filing of any Tax returns; and

(c)	No claims are being or are reasonably likely to be asserted against the Company or any Subsidiary with respect to Taxes,

in each case which has or is reasonably likely to have a Material Adverse Effect.

4.18	Business Contracts

All contracts, agreements, leases and instruments (excluding in each case non-legally binding memorandum of understandings and other similar documents) (the Business Contracts) to which the Company or any of its Subsidiaries is a party or otherwise bound and which are material to the Project, the assets, liabilities, financial condition, business, properties, shareholders’ equity, results of operations or general affairs of the Company or the relevant Subsidiary, as the case may be, are valid and are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and are enforceable in accordance with their respective terms subject to laws of bankruptcy and other laws affecting the rights of creditors generally and to general principles of equity. The Company has no knowledge of any notice or threat to terminate any such Business Contracts. Except as set forth in the IPO Registration Statement, no party to any Business Contract (in the case only of a party who is not a member of the Company’s Group, to the best of the Company’s knowledge) is in material default in complying with any of its provisions, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Company or the relevant Subsidiary, as the case may be.

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4.19	Environmental compliance and claims

(a)	Each of the Company and its Subsidiaries has observed all Environmental Laws, obtained all Environmental Approvals and abided by all other material covenants, conditions, restrictions and/or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by the Company or its Subsidiaries or on which the Company or its Subsidiaries has conducted any activity, where failure to do so would, or could reasonably be expected to, have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of the Company’s knowledge and belief) is threatened or pending against the Company or its Subsidiaries where that claim would or could reasonably be expected, if determined against the Company or the relevant Subsidiary, to have a Material Adverse Effect.

(c)	Opco adopts at all times the safety and environmental mitigation measures outlined in the Environmental Impact Report dated May 2006 conducted by Jiangsu Province Environmental Science Research Institute.

4.20	Disclosure

The Registration Statement on Form F-1 (Registration No. 333-152425), initially filed with the SEC on July 21, 2008 in connection with the Company’s initial public offering, including the prospectus and financial statements included therein and any document incorporated therein by reference but excluding, the offering price of the ADSs (the IPO Registration Statement), complies or will comply as to form with all applicable provisions of the Securities Act in all material respects. As of the date hereof and its effective date, the IPO Registration Statement does not, or will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. This Agreement and the other documents certificates, instruments or reports delivered under this Agreement, taken as a whole, do not contain any untrue statements of material facts or omit to state material facts necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to either the EB Issuer or the Company which has had a material adverse effect through the date hereof or in the future (so far as the Company and EB Issuer can now reasonably foresee and excluding the effect of general economic and industry conditions) may have a material adverse effect which has not been or will not be set forth or reflected in the IPO Registration Statement. The representations contained in this Section 4.20 shall also apply to any amendments to the IPO Registration Statement.

4.21	No default

(a)	No Event of Default (as defined in the Indenture) is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Contract.

(b)	No other event is outstanding which constitutes a default under any document which is binding on the Company or any of its Subsidiaries or their assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

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4.22	Investment Company Status

The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.23	OFAC

Neither the Company nor any of its Subsidiaries or controlled affiliates, nor any officer, employee, director or agent or other Person acting on behalf of the Company or any of its Subsidiaries or controlled affiliates (Relevant Persons) has in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries or controlled affiliates, engaged directly or indirectly in transactions connected with any of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or otherwise engaged directly or indirectly in transactions connected with any government, country or other entity or person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (the OFAC), including specially designated nationals and blocked persons designated by the OFAC and no Relevant Person is any such person or entity. The Company will not take any action with respect to the use of the proceeds of the sale of the Notes that would result in a violation by any person investing or participating in the sale of the Notes of any regulation or statute administered by the OFAC (U.S. Economic Sanctions), including, without limitation, using the proceeds of the sale of the Notes to fund any business activities with, or for the benefit of, a government, national, resident or legal entity of North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan, or any other country with respect to which U.S. persons, as defined in U.S. Economic Sanctions, are prohibited from doing business.

4.24	Foreign Corrupt Practices Act

Neither the Company, nor any of its Subsidiaries or controlled affiliates, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries or controlled affiliates has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries or controlled affiliates: (a) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-bribery or anti-corruption laws; or (b) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a Government Official) or to any person under circumstances where the Company or any of its Subsidiaries or controlled affiliates, or any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries or controlled affiliates knew that all or a portion of such money or thing of value would be offered, given or promised to any Government Official, for the purpose of:

(a)	(A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Government Entity, or

(b)	in order to assist the Company or any of its Subsidiary or affiliates in obtaining or retaining business for or with, or directing business to the Company or its Subsidiary.

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4.25	Anti-money laundering

The operations of the Company and its Subsidiaries are, and have been, conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which the Company, the relevant Subsidiary is incorporated and of all jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Company’s knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

4.26	Financial statements

The financial statements (other than any monthly management accounts) of the Company and Opco:

(a)	have been prepared in accordance with PRC GAAP (in the case of Opco) or US GAAP (in the case of the Company), consistently applied; and

(b)	fairly represent the financial condition (consolidated, if applicable) of the Company or Opco, as the case may be, and as at the date to which they were drawn up and the results of its operations and cashflow for the periods then ended.

4.27	Immunity

(a)	The issue of the Notes and entry into each Contract constitute, and the exercise by the Company of its rights and the performance of its obligations under the Notes and each Contract will constitute private and commercial acts performed for private and commercial purposes.

(b)	The Company will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to the Notes or any Contract.

4.28	No General Solicitation

Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Notes.

4.29	No Integrated Offering

None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions,

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including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Notes under the Securities Act or cause the offering of the Notes to be integrated with other offerings.

4.30	Jurisdiction/Governing Law

The Company’s:

(a)	irrevocable submission under the Notes and the Contracts to the jurisdiction of the courts of the State of New York;

(b)	agreement that the Notes and the Contracts are governed by the laws of the State of New York; and

(c)	agreement not to claim any immunity to which it or its assets may be entitled, are legal, valid and binding obligations under the laws of its jurisdiction of incorporation.

4.31	Off-balance sheet arrangements

(a)	Neither the Company nor any of its Subsidiaries has engaged in, or is a party to, or has any material off-balance sheet transactions, arrangements, and obligations.

(b)	Neither the Company nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of, or access to, assets by the Company or any of its Subsidiaries, as the case may be, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its Subsidiaries or the availability thereof or the requirements of the Company or any of its Subsidiaries for capital resources.

4.32	Ownership of Opco

As of the Closing Date, the Company will own, directly and indirectly, all of the equity interest in Opco.

4.33	Corporate Structure/Shareholders’ of the Company’s Group

(a)	As at the Closing Date, the corporate structure of the Company’s Group as set forth in the “Corporate Structure” section of the IPO Registration Statement is true, accurate and complete; and

(b)	As at the Closing Date, the Company has authorized share capital as set forth in the IPO Registration Statement and, except as set forth in the IPO Registration Statement, no options, warrants, convertible bonds or exchangeable bonds (other than the Existing Convertible Bonds, the Share Option Plan and the outstanding preference shares of the Company), or other rights to purchase or subscribe for ADSs of the Company or any of its Subsidiaries, are outstanding.

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4.34	Dividends and other distributions

(a)	Except as set forth in the IPO Registration Statement, all dividends and other distributions declared and payable on the shares of the Company and each of its Subsidiaries may under the current laws and regulations of the jurisdiction of incorporation of the Company and such Subsidiary be paid to their respective shareholders, and all such dividends and other distributions (except those paid by Subsidiaries incorporated in the PRC) will not be subject to withholding or other taxes under the laws and regulations and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties.

(b)	Dividends declared with respect to after-tax retained earnings on the equity interests of Opco may under the current laws and regulations of the PRC (which are subject to change, possibly with retroactive effect) be paid to their respective shareholders in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC.

4.35	No material adverse change

There has been no material adverse change in the business or financial condition of the Company or any of its Subsidiaries since the date when the latest financial statements of the Company were drawn up.

4.36	Compliance with PRC laws

Subject to any qualifications as to law (but not as to facts) in the legal opinions delivered under Section 7.1(b)(i)(B) of this Agreement:

(a)	As from the date of incorporation of the Company, none of its shareholders is a PRC Resident or a Shareholder of Opco;

(b)	All authorizations required under PRC laws, including but not limited to the M&A Regulations, Circular 75 and Implementation Rule 106, in connection with the acquisition by certain of the Company’s Subsidiaries of 100 per cent. in aggregate of the equity interest in Opco have been obtained or effected, and are in full force and effect;

(c)	All shareholders (including ultimate and intermediate shareholders) have obtained, completed and maintained in full force and effect all authorizations required under PRC laws, including but not limited to the M&A Regulations, Circular 75 and Implementation Rule 106, in connection with the establishment and operation of the Company and each of its Subsidiaries and their respective shareholding therein and any matters relating thereto;

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(d)	Opco has lawfully obtained, pursuant to proper procedures and on the basis of true, accurate and complete representations made to the relevant local branch of SAFE, and has maintained in full force and effect a foreign exchange registration certificate issued by the relevant branch of SAFE and the payment of dividends, repayment of any shareholder loan or other payments to the offshore shareholders or other offshore lenders as set out in the M&A Regulations, Circular 75 and Implementation Rule 106 made by Opco will not be regulated by the M&A Regulations, Circular 75 and Implementation Rule 106; and

(e)	In respect of Opco, each of The Project regarding the Annual Production of 1,500 Ton Polycrystalline Silicon and The Phase II Project (Capital Increase) regarding the Annual Production of 1,500 Ton Electronic Grade Polycrystalline Silicon of the Company has been duly and lawfully approved by Jiangsu Development and Reform Commission according to applicable PRC laws, rules and regulations, no objection to such approvals has been raised by the National Development and Reform Commission and no further approval by the National Development and Reform Commission is required.

4.37	No outstanding obligation in connection with subsidiary

Except as set forth in the “Related Party Transactions” section of the IPO Registration Statement, Opco has no outstanding obligation to Jiangsu Yangguang Jingyuan Technology Co., Ltd. [ ] or any of its existing and former shareholders.

4.38	Foreign issuer; SUSMI

The Company is a “foreign issuer” (as such term is defined in Regulation S of the Securities Act) that reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S of the Securities Act) in its debt securities or in ADSs deliverable upon conversion of the Notes or any securities of the same class as the ADSs deliverable upon conversion of the Notes.

4.39	No Registration; Trust Indenture Act Qualification

It is not necessary in conjunction with the issuance and delivery of the Notes under the circumstances contemplated by this Agreement to register the Notes under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

5.	REPRESENTATIONS AND WARRANTIES BY THE EB ISSUER

The representations and warranties set out in this Section 5 are made by the EB Issuer to each EB Holder as at the date of this Agreement and as at the Closing Date (and at any time from the date hereof up to and including the Closing Date).

5.1	Status and power and authority

(a)	The EB Issuer and each of its Subsidiaries is a limited liability company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)	The EB Issuer has full power and authority, and is able lawfully, to enter into and perform its respective obligations under, and has taken all necessary action to authorize the entry into and performance of its obligations under this Agreement.

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5.2	No Default

(a)	No Event of Default or Potential Event of Default (each as defined in the First Supplemental Trust Deed) is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Finance Document (as defined in the First Supplemental Trust Deed).

(b)	No Event of Default or Potential Event of Default (each as defined in the First Supplemental Trust Deed) is continuing or will result from the entry into of, or the performance of any transaction contemplated, by this Agreement.

5.3	Non-Conflict

The entry into and performance of this Agreement and the carrying out of the other transactions contemplated by this Agreement and compliance with their terms do not and will not:

(i)	(unless consented to, or waived by, the relevant counterparty) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, the constitutional documents of the EB Issuer or any indenture, trust deed, mortgage or other agreement or instrument to which the EB Issuer is a party or by which any of its properties is bound;

(ii)	infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the EB Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties; or

(iii)	result in the existence of, create, or oblige it to create, any Encumbrance over all or any of the EB Issuer’s respective properties.

5.4	Authorizations

All necessary consents, licenses (including business licenses), permits (including construction permits), certificates (including qualification and ownership rights certificates) and other authorizations to enable the EB Issuer and its Subsidiaries to conduct its business as is currently being conducted, to own its assets and to enable Opco to establish, operate and develop the Project according to the development status of the Project have been obtained or, as the case may be, will be obtained on or before the date from which the relevant business is conducted or, as the case may be, the relevant assets are acquired and all such licenses, permits, certificates and authorizations, once obtained, will be in full force and effect and, in the case of licenses, permits, certificates and other authorization enabling Opco to conduct its business and to own its assets, to the extent that failure to do so would have a Material Adverse Effect.

6.	UNDERTAKINGS BY THE COMPANY

The Company agrees to be bound by the covenants set out in this Section relating to it and, where the covenant is expressed to apply to its Subsidiaries, the Company shall use commercially reasonable steps to ensure (including exercising all of the rights available to it as a direct or indirect shareholder or, or a person having control over, that Subsidiary) that each such Subsidiary performs that covenant.

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6.1	Delivery of Notes

The Company will make such reasonable arrangements satisfactory to the EB Holders to ensure that the Global Securities are delivered to the Registrar for authentication in the form required by, and otherwise in accordance with, the Indenture.

6.2	Due diligence

The Company will, to the satisfaction of the EB Holders and its professional legal advisers, co-operate with the EB Holders in respect of, and participate in, the due diligence procedures required by the EB Holders in connection with the issue and distribution of the Notes.

6.3	No announcements

From the date of this Agreement to (and including) the Closing Date, the Company shall not, without the prior written consent of the EB Holders, make any public announcement which might reasonably be expected to have a material adverse effect on the marketability of the Notes.

6.4	Restrictions on other issues

Except as permitted under the Indenture or described in the IPO Registration Statement, the Company will not, and will procure that none of its Subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its or their behalf will, from and including the date of this Agreement to and including the Closing Date, without the prior written consent of the EB Holders, issue, offer, sell, contract to sell, pledge or otherwise dispose of or encumber (or publicly announce any (or any intention to make) such issue, offer, sale, contract to sell, pledge, disposal or encumbrance), any shares or securities convertible or exchangeable into or exercisable for the shares or warrants or other rights to purchase the shares or any security or financial product whose value is determined directly or indirectly by reference to the price of the shares, including equity swaps, forward sales and options representing the right to receive any shares.

6.5	“Know your customer” checks

In the event that any EB Holder is obliged to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of that EB Holder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that EB Holder to carry out and be satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Contracts.

6.6	Fees and Expenses

The Company shall pay all fees and expenses then due and payable from the Company under this Agreement on or prior to the Closing Date.

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7.	CONDITIONS

7.1	Initial conditions

On or before the Closing Date, the Company must deliver to the EB Holders or, as the case may be, ensure that the EB Holders receive:

(a)	Contracts

Each Contract duly entered into by each party to it.

(b)	Legal opinions

(i)	The following legal opinions in connection with the transactions contemplated each dated the Closing Date and addressed to the EB Holders, the Trustee and D.E. Shaw Composite Portfolios, L.L.C. :

(A)	a legal opinion of Appleby, Cayman Islands legal advisers to the Company (substantially in the form of Schedule 3 to this Agreement);

(B)	a legal opinion of Grandalls Legal Group, PRC legal advisers to the Company (substantially in the form of Schedule 4 to this Agreement); and

(C)	a legal opinion of Milbank, Tweed, Hadley & McCoy LLP, special U.S. legal advisers to the Company, together with a confirmation that such legal opinion can be relied upon by the Trustee (substantially in the form of Schedule 5 to this Agreement).

(c)	Constitutional documents

A copy of the constitutional documents of the Company and Opco.

(d)	Shareholders’ resolutions and consents

A copy of a resolution of the shareholders of each of the Company and the EB Issuer approving the terms of, and the transactions contemplated by, the Contracts substantially in the form of Schedule 6 of this Agreement.

(e)	Board resolutions

A copy of a resolution of the board of directors of each of the Company and the EB Issuer approving the terms of, and the transactions contemplated by, the Contracts substantially in the form of Schedule 7 of this Agreement.

(f)	Certificate

(i)	A certificate of an authorized signatory of the Company (i) certifying that each copy document specified in this Section in relation to it or provided by it is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and (ii) including specimen(s) of the signature(s) of each person authorized on behalf of it to enter into or to sign or send any document or notice in connection with any Contract, substantially in the form of Schedule 8 of this Agreement.

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(ii)	In relation to the EB Issuer, a current certificate of incumbency certifying, among other things, its current memorandum and articles of association, registers of members and directors, register of charges (if any) and that it is in good standing.

(iii)	In relation to the Company, a current certificate of good standing.

(g)	Settlement and Clearance

Evidence that the Notes have been accepted for settlement and clearance through DTC.

(h)	Process Agent

Evidence substantially in the form of Schedule 9 of this Agreement that the agent of each of the Company and the EB Issuer under the Contracts for service of process in the State of New York has accepted its appointment.

7.2	Conditions precedent

The obligations of each EB Holder to exchange the Remaining Exchangeable Bonds held by it for the Notes are conditional upon:

(a)	Occurrence of a Complying IPO

On the Closing Date, the Company has (i) effected and closed an initial public offering of its ADSs which is a Complying IPO (as defined in the EB Conditions).

(b)	Compliance and material adverse change

On the Closing Date, the Company shall deliver to the EB Holders a certificate dated the Closing Date and signed by a duly authorized officer of the Company (substantially in the form of Schedule 2 of this Agreement) certifying that (i) the representations and warranties of the Company and the EB Issuer in this Agreement are true, accurate and correct at, and as if made on, the Closing Date, (ii) the Company has performed all of its obligations under this Agreement (unless waived in accordance with Section 7.3) to be performed on or before the Closing Date, including its obligations set out in Section 7.1 and (iii) there has been, as at the Closing Date, no change (nor any development or event involving a prospective change of which the Company is, or might reasonably be expected to be, aware) which is materially adverse to the assets, liabilities, financial condition, business, properties, shareholders’ equity, results of operations or general affairs of the Company or the Company and its Subsidiaries taken as a whole since the date of this Agreement.

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(c)	Others

On or before the Closing Date, there having been delivered to the EB Holders any other resolutions, consents and authorities relating to the issue of the Notes which the EB Holders may reasonably require.

7.3	Waiver

The EB Holders may, at their discretion and upon such terms as they think fit, agree unanimously to waive compliance with the whole or any part of this Section 7.

8.	CLOSING

Subject to compliance with or waiver (in accordance with Section 7.3) of the provisions of Sections 7.1 and 7.2, each EB Holder shall transfer its Remaining Exchangeable Bonds to the EB Issuer on behalf of the Company at 10.00 a.m. (New York City time) on the Closing Date, or as soon thereafter on such date as the parties shall mutually agree against immediate delivery of a global security representing the Class A Notes (the Class A Global Security), a global security representing the Class B Notes (the Class B Global Security) and a global security representing the Class C Notes (the Class C Global Security, and together with the Class A Global Security and the Class B Global Security, the Global Security), duly executed and registered in the name of Cede & Co. and in substantially the form provided in the Indenture, to DTC as a depositary and the registration of the holdings of the Notes represented by the Global Securities in the register maintained by the registrar for the Notes; provided that the aggregate principal amount of the Class A Notes represented by the Class A Global Security shall not exceed U.S.$223,437,000, the aggregate principal amount of the Class B Notes represented by the Class B Global Security shall not exceed U.S.$111,718,000 and the aggregate principal amount of the Class C Notes represented by the Class C Global Security shall not exceed U.S.$111,718,000.

For the avoidance of doubt, other than as provided in this Section 8, no EB Holder shall be required to make any further consideration or payment in respect of the Notes.

9.	FEES AND EXPENSES

9.1	General expenses

The Company agrees to pay, or in the case of expenses incurred by the EB Holders and any other arrangers, reimburse promptly upon presentation of invoices:

(a)	all costs and expenses in connection with (i) the preparation, production and (where appropriate) printing of the Notes, the Contracts and all other documents relating to the issue of the Notes, and (ii) the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Notes;

(b)	the initial fees and expenses of the Note Trustee and the agents appointed under the Contracts in relation to the preparation and execution of the Contracts, the issue and authentication of the Notes and the performance of their duties under the Contracts;

20	EXCHANGE AGREEMENT

(c)	the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Company in connection with the creation and issue of the Notes and any value added tax thereon; and

(d)	the fees and expenses of the EB Holders’ and any other arrangers’ legal counsels and any other professional advisers engaged by the EB Holders or any other arrangers in connection with the issue of the Notes and all traveling, telecommunications, postage, accommodation, marketing and other out-of-pocket and roadshow and investor presentation expenses, disbursements of the EB Holders and any other arrangers, any expenses relating to any stock lending incurred by the EB Holders or any other arrangers in connection with the issue of the Notes and any value added and goods and services tax thereon.

9.2	Company’s other expenses

The Company shall bear and pay the ongoing fees and expenses (for the avoidance of doubt, excluding the initial fees and expenses covered under Section 9.1(b)) of the Note Trustee and the agents appointed under the Contracts in relation to the performance of their duties under the Contracts.

10.	TAXES

10.1	Tax gross-up

(a)	The Company must make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Company is aware that the Company must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the EB Holders.

(c)	If a Tax Deduction is required by law to be made by the Company or the EB Holders, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Company is required to make a Tax Deduction, the Company must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the EB Holders evidence satisfactory to the EB Holders (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

10.2	Tax indemnity

(a)	Except as provided below, the Company must indemnify each EB Holder against any loss or liability which that EB Holder (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that EB Holder for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under this Agreement.

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(b)	Clause (a) above does not apply to any Tax assessed on a EB Holder under the laws of the jurisdiction in which:

(i)	that EB Holder is incorporated or, if different, the jurisdiction (or jurisdictions) in which that EB Holder has an office through which it will perform its obligations under this Agreement and is treated as resident for tax purposes; or

(ii)	that EB Holder’s office through which it will perform its obligations under this Agreement is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that EB Holder. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by that EB Holder, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Each EB Holder making, or intending to make, a claim under clause (a) above must promptly notify the Company and the other EB Holders of the event which will give, or has given, rise to the claim.

10.3	Tax Credit

If the Company makes a Tax Payment and a EB Holder (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	it has used and retained that Tax Credit,

that EB Holder must pay an amount to the Company which that EB Holder determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Company.

10.4	Stamp taxes

The Company shall pay all stamp, registration and other similar documentary taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Notes and the execution of the Contracts, and the Company shall indemnify each EB Holder against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

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10.5	Value added taxes

(a)	Any amount payable under this Agreement by the Company is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Company must pay to the relevant EB Holders (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)	Where this Agreement requires the Company to reimburse a EB Holder for any costs or expenses, the Company must also at the same time pay and indemnify that EB Holder against all value added tax or any other Tax of a similar nature incurred by that EB Holder in respect of those costs or expenses but only to the extent that that EB Holder (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

11.	INDEMNIFICATION

11.1	Without prejudice to the other rights or remedies of the EB Holders, the Company undertakes to each EB Holder that if a EB Holder or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with that EB Holder, each a Relevant Party) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a Loss) arising out of, in connection with, or based on:

(a)	any breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the Company under, this Agreement; or

(b)	any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, any materials used in the offering and sale of the Notes,

the Company shall pay to that EB Holder on demand an amount equal to such Loss. That EB Holder shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Section 11.1.

11.2	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Company under this Section, the relevant EB Holder shall promptly notify the Company and the other EB Holders in writing but failure to do so will not relieve the Company from any liability under this Agreement.

11.3	The Company shall not, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

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12.	TERMINATION

12.1	The EB Holders’ ability to terminate

Notwithstanding anything contained in this Agreement, the EB Holders may, by giving notice to the Company at any time prior to payment of the net subscription moneys for the Notes to the Company on the Closing Date, terminate this Agreement in any of the following circumstances:

(a)	if there shall have come to the attention of any EB Holder any material breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 4 or Section 5 or any failure to perform any of the Company’s undertakings or agreements in this Agreement; or

(b)	if any of the conditions specified in Section 7 has not been satisfied or waived by any EB Holder by October 15, 2008.

12.2	Consequences of termination

Upon the notice specified in Section 12.1 being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except that the Company shall remain liable for the payment of all costs, expenses and taxes, including but not limited to those referred to in Section 9 and Section 10 and any liabilities arising before or in relation to such termination and the obligations of the Company pursuant to Section 13, which would have continued had the arrangements for the Exchange been completed, shall continue.

13.	SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

Unless expressly stated otherwise, the representations, warranties, agreements, undertakings and indemnities of the Company in this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements for the issue of the Notes and the Exchange, the EB Holders’ actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties, any investigation made by or on behalf of any EB Holder or the termination of this Agreement pursuant to Section 12.

14.	COMMUNICATIONS

14.1	Addresses

Any communication shall be given by letter, fax or telephone:

(a)	in the case of notices to the Company, to the Company at:

36/F, Two Exchange Square

Central

Hong Kong

Telephone no.: +852 3761 3108 / +852 3761 3118

Fax no.: +852 2526 7638

Attention: Richard Li / David Fung

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(b)	in the case of notices to an EB Holder, to such EB Holder at the address, fax or telephone identified with its name below.

14.2	Effectiveness

Any communication shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of a confirmed dispatch or, in the case of telephone, when made.

14.3	Confirmations

Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

15.	MISCELLANEOUS

15.1	Assignment; Binding Effect; No Third-Party Rights

Except as otherwise provided in this Agreement, neither this Agreement nor the rights granted hereunder may be assigned or transferred by the parties hereto and any attempted assignment, delegation or transfer in violation hereof, shall be void and of no force and effect. Except as expressly stated in this Agreement, this Agreement is for the sole benefit of the parties hereto and is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Except as otherwise provided in this Agreement, this Agreement shall be binding on the permitted successors and assigns of the parties, each such permitted successor and assign being deemed to be a party hereunder in substitution of its respective transferor.

15.2	Entire Agreement

This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter hereof and supersede all prior oral and written understandings and agreements relating thereto.

15.3	Waivers; Amendments

Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in a writing signed by the waiving party. This Agreement may only be amended with the written consent of the parties hereto.

15.4	Reformation and Severability

Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term hereof, then (i) in lieu of such illegal, invalid or unenforceable provision, the parties shall endeavor in good faith negotiations to agree on a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, provided that no party shall be

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required to agree to any provision that would materially alter any of its rights or obligations under this Agreement and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby except where the fundamental relationship among the parties has been materially altered.

15.5	Governing Law

This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortuous conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

15.6	Consent to Jurisdiction

Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15.6. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.7	Waiver of Jury Trial

Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Agreements to which it is a party, as applicable, by, among other things, the mutual waivers and certifications in this Section 15.7.

15.8	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26	EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GCL SILICON TECHNOLOGY HOLDINGS INC.

By:
Name:
Title:

HAPPY GENIUS HOLDINGS LIMITED

By:
Name:
Title:

Asia Debt Management Hong Kong Limited for and on behalf of
ADM GALLEUS FUND LIMITED
in its capacity as an EB Holder

By:
Name:
Title:

Address:	c/o Asia Debt Management Hong Kong Limited
1008 ICBC Tower
3 Garden Road Central
Hong Kong
Fax no.:	+8522147 2813
Attention:	GraceTan / Alex Shaik

27	12 September 2008

CREDIT SUISSE INTERNATIONAL in its capacity as an EB Holder

By:
Name:
Title:

Address:	One Cabot Square London E14 4QJ United Kingdom
Telephone no.:	+44 20 7888 2461
Fax no.:	+44 20 7943 2571
Attention:	Mr. Markus Niemeier

DEUTSCHE BANK AG, SINGAPORE BRANCH
in its capacity as an EB Holder

By:
Name:
Title:

Address:	One Raffles Quay #18-00 South Tower Singapore 048583
Telephone no.:	+65 6883 0666
Fax no.:	+65 6883 1768
Attention:	GCTdesk

28	12 September 2008

RCG ASIA OPPORTUNITY FUND, LTD
in its capacity as an EB Holder

By:

Name:

Title:

Address:	Unit 1210, 12/F ICBC Tower
Citibank Plaza
3 Garden Road
Central, Hong Kong
Fax no.:	+852 3761 9797
Attention:	Rob Levinson

VERVAIN ALTERNATIVE INVESTMENT LIMITED
in its capacity as an EB Holder

By:

Name:

Title:

Address:	10th Floor, Central Building
3 Pedder Street
Central, Hong Kong
Fax no.:	+852 3162 5618
Attention:	Emmy Cheung

ACEPLUS HOLDINGS LIMITED
in its capacity as an EB Holder

By:

Name:

Title:

Address:	c/o 29-30/F, 8 Wyndham Street
Central, Hong Kong
Fax no.:	+852 2156 8870
Attention:	Leung Hong Cheung

29	12 September 2008

DAEWOO SECURITIES CO., LTD.
in its capacity as an EB Holder

By:

Name:

Title:

Address:	Daewoo Securities Building
34-3 Youngdungpo-Gu Youido-Dong
Seoul, Korea 150-716
Fax no.:	+822 768 3409
Attention:	Jin-Soo Kim

PEARL EVER GROUP LIMITED
in its capacity as an EB Holder

By:

Name:

Title:

Address:	28th Floor, China World Tower 2
No.1 Jian Guo Men Wai Avenue
Beijing 100004, P.R.China
Fax no.:	+86 10 6505 1156
Attention:	Xin Jie

SHIKUMEN SPECIAL SITUATIONS FUND
in its capacity as an EB Holder

By:

Name:

Title:

Address:	Shikumen Capital Management HK Limited
Suite 901, 100 Queen’s Road Central
Hong Kong
Fax no.:	+852 3470 9099
Attention:	Frank Ng

30	12 September 2008

GOLDEN SUMMIT FINANCE LIMITED
in its capacity as an EB Holder

By:

Name:

Title:

Address:	Room 3013 RBS Tower
Times Square, 1 Matheson Street
Causeway Bay, Hong Kong
Fax no.:
Attention:	Darrin WOO

NOBLE BRAND LIMITED
in its capacity as an EB Holder

By:

Name:

Title:

Address:	Suite 2809, 28th Floor, One IFC
1 Harbour View Street
Central, Hong Kong
Fax no.:	+852 2295 1031
Attention:	CHU Yuet Wah/WONG Hin Shek, Hans

31	12 September 2008

OZ MASTER FUND, LTD.
in its capacity as an EB Holder

By:

Address:	9 West 57th Street, 13th Floor
New York, NY 10019, U.S.A.
Fax no.:	+212 790 0050
Attention:	Joel Frank

OZ ASIA MASTER FUND, LTD.
in its capacity as an EB Holder

By:

Address:	9 West 57th Street, 13th Floor
New York, NY 10019, U.S.A.
Fax no.:	+212 790 0050
Attention:	Joel Frank

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, LP
in its capacity as an EB Holder

By:

Address:	9 West 57th Street, 13th Floor
New York, NY 10019, U.S.A.
Fax no.:	+212 790 0050
Attention:	Joel Frank

32	12 September 2008

SCHEDULE 1

EB HOLDERS’ EXCHANGEABLE BOND HOLDINGS

EB Holder	Exchangeable Bond Holdings (U.S.$)

(As of the date of this Agreement and subject to the partial redemption of the Exchangeable Bonds pursuant to Condition 10.4 of the EB Conditions)

CLASS A FLOATING RATE SECURED EXCHANGEABLE BONDS
Deutsche Bank AG, Singapore Branch	U.S.$	177,500,000
Credit Suisse International	U.S.$	25,000,000
ADM Galleus Fund Limited	U.S.$	25,000,000
RCG Asia Opportunity Fund, Ltd.	U.S.$	5,000,000
Vervain Alternative Investment Limited	U.S.$	5,000,000
Aceplus Holdings Limited	U.S.$	5,000,000
Daewoo Securities Co., Ltd.	U.S.$	5,000,000
Pearl Ever Group Limited	U.S.$	10,000,000
Shikumen Special Situations Fund	U.S.$	3,500,000
Golden Summit Finance Limited	U.S.$	500,000
Noble Brand Limited	U.S.$	1,000,000
OZ Master Fund, Ltd.	U.S.$	3,500,000
OZ Asia Master Fund, Ltd.	U.S.$	5,855,000
OZ Global Special Investments Master Fund, LP	U.S.$	3,145,000
Total of Class A Floating Rate Secured Exchangeable Bonds	U.S.$	275,000,000

33	12 September 2008

CLASS B FLOATING RATE SECURED EXCHANGEABLE BONDS
Deutsche Bank AG, Singapore Branch	U.S.$	88,750,000
Credit Suisse International	U.S.$	12,500,000
ADM Galleus Fund Limited	U.S.$	12,500,000
RCG Asia Opportunity Fund, Ltd.	U.S.$	2,500,000
Vervain Alternative Investment Limited	U.S.$	2,500,000
Aceplus Holdings Limited	U.S.$	2,500,000
Daewoo Securities Co., Ltd.	U.S.$	2,500,000
Pearl Ever Group Limited	U.S.$	5,000,000
Shikumen Special Situations Fund	U.S.$	1,750,000
Golden Summit Finance Limited	U.S.$	250,000
Noble Brand Limited	U.S.$	500,000
OZ Master Fund, Ltd.	U.S.$	1,750,000
OZ Asia Master Fund, Ltd.	U.S.$	2,927,500
OZ Global Special Investments Master Fund, LP	U.S.$	1,572,500
Total of Class B Floating Rate Secured Exchangeable Bonds	U.S.$	137,500,000

CLASS C FLOATING RATE SECURED EXCHANGEABLE BONDS
Deutsche Bank AG, Singapore Branch	U.S.$	88,750,000
Credit Suisse International	U.S.$	12,500,000
ADM Galleus Fund Limited	U.S.$	12,500,000
RCG Asia Opportunity Fund, Ltd.	U.S.$	2,500,000
Vervain Alternative Investment Limited	U.S.$	2,500,000
Aceplus Holdings Limited	U.S.$	2,500,000
Daewoo Securities Co., Ltd.	U.S.$	2,500,000
Pearl Ever Group Limited	U.S.$	5,000,000
Shikumen Special Situations Fund	U.S.$	1,750,000
Golden Summit Finance Limited	U.S.$	250,000

34	12 September 2008

Noble Brand Limited	U.S.$	500,000
OZ Master Fund, Ltd.	U.S.$	1,750,000
OZ Asia Master Fund, Ltd.	U.S.$	2,927,500
OZ Global Special Investments Master Fund, LP	U.S.$	1,572,500
Total of Class C Floating Rate Secured Exchangeable Bonds	U.S.$	137,500,000

35	12 September 2008

SCHEDULE 2

FORM OF CERTIFICATE OF NO MATERIAL ADVERSE CHANGE

[Date]

To:	[The EB Holders]

      [Addresses]

Attention:	[ ]

Dear Sirs

GCL Silicon Technology Holdings Inc. (the Company)

U.S.$223,437,000 Class A 3% Convertible Senior Notes due 2010

U.S.$111,718,000 Class B 3% Convertible Senior Notes due 2010

U.S.$111,718,000 Class C 3% Convertible Senior Notes due 2010

(together, the Notes)

I, being a duly authorized officer of the Company, refer to the Exchange Agreement dated [—], 2008 (the Exchange Agreement) between the Company, the EB Issuer and the EB Holders party thereto relating to the issue of the Notes.

As required by the Exchange Agreement, I certify that as at today’s date (a) the representations and warranties of the Company and the EB Issuer contained in the Exchange Agreement are true, accurate and correct at, and as if made, today, (b) the Company has performed all of its obligations (unless waived by the EB Holders) under the Exchange Agreement to be performed on or before today, including its obligations set out in Section 7.1 thereof and (c) there has been no change (nor any development or event involving a prospective change of which the Company is, or might reasonably be expected to be, aware) which is materially adverse to the assets, liabilities, financial condition, business, properties, shareholders’ equity, results of operations or general affairs of the Company or the Company and its Subsidiaries taken as a whole, since the date of the Exchange Agreement.

Yours faithfully

By:

[name]

Director

36	12 September 2008

SCHEDULE 3

FORM OF OPINION OF CAYMAN ISLAND LEGAL ADVISERS TO THE COMPANY

All capitalized terms used herein without definition shall have the meanings ascribed thereto in this Agreement.

[IPO Date]

Dear Sirs,

GCL Silicon Technology Holdings Inc. (the “Company”)

The Company has requested that we provide this opinion which is required pursuant to Schedule 3 of the Exchange Agreement (as defined in the First Schedule hereto) in connection with the following documents:

(a)	Indenture (as defined in the First Schedule hereto); and

(b)	Registration Rights Agreement (as defined in the First Schedule hereto),

(the Indenture, the Exchange Agreement and the Registration Rights Agreement are hereinafter collectively referred to as the “Subject Agreements”)

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (the “Documents”). Unless otherwise defined herein, capitalised terms shall have the meanings assigned to them in the Registration Statements and the Exchange Agreement.

ASSUMPTIONS

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Subject Agreements);

(d)	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in any of the Documents is true, accurate and complete;

(e)	that the Subject Agreements constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

37	12 September 2008

(f)	that the Subject Agreements have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto (other than the Company), and that each such party to which the Company purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements;

(g)	that the Subject Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of New York by which they are expressed to be governed and that the choice of the laws of New York as the governing law of the Subject Agreements has been made in good faith and is valid and binding under the laws of New York;

(h)	that the Subject Agreements are in the proper legal form to be admissible in evidence and enforced in the courts of New York and in accordance with the laws of New York;

(i)	that there are no provisions of the laws or regulations of any jurisdiction other than the Cayman Islands which would be contravened by the execution or delivery of the Subject Agreements or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Agreements is required to be performed or taken in any jurisdiction outside the Cayman Islands, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(j)	the truth, accuracy and completeness of the statements and representations made in the Officer’s Certificate provided to us and on which we have relied for the purposes of this opinion;

(k)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the directors and shareholders of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the directors to effect entry by the Company into the Subject Agreements, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(l)	that the Company has entered into its obligations under the Subject Agreements in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Agreements would benefit the Company;

(m)	that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of illegally preferring one creditor over another; and

(n)	that there are no matters of fact or law (other than matters of Cayman Islands law) affecting the enforceability of the Subject Agreements that have arisen since the execution of the Subject Agreements which would affect the opinions expressed herein.

OPINIONS

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.

The Company is an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of the Cayman Islands. The Company has power and

38	12 September 2008

authority to own its properties and conduct its business as is currently conducted in accordance with the Memorandum and Articles of Association and as described in the Registration Statements.

2.	The Company has all requisite corporate power and authority to act as a holding company and to perform all the functions of a holding company, to enter into, execute, deliver, and perform its obligations under the Subject Agreements to which it is a party and to take all action as may be necessary to complete the transactions contemplated thereby.

3.	The execution, delivery and performance by the Company of the Subject Agreements to which it is a party and the transactions contemplated thereby have been duly authorised and approved by all necessary corporate action on the part of the Company.

4.	The Subject Agreements to which the Company is a party have been duly authorised, executed and delivered on behalf of the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

5.	Subject as otherwise provided in this opinion, no order, approval, consent, licence, permission, validation, authorisation of, notice to or filing with, or exemption or other act by or in respect of, any governmental or public body or authority or court of the Cayman Islands is required to be obtained by the Company to ensure the legality, validity, enforceability or admissibility into evidence of the Subject Agreements in connection with the execution, delivery or performance by the Company and enforcement of, the payment of any amount under or the consummation by the Company of the transactions contemplated in, the Subject Agreements.

6.	The execution, delivery and performance by the Company of the Subject Agreements and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (a) any law, regulation, order or decree of or in the Cayman Islands or (b) the Constitutional Documents.

7.	The choice of the laws of New York as the proper law to govern the Subject Agreements is a valid choice of law under Cayman Islands law and such choice of law would be recognised, given effect, upheld and applied by the courts of the Cayman Islands as the proper law of the Subject Agreements in any action or proceedings brought before them in relation to the Subject Agreements, provided that: (a) the point is specifically pleaded; (b) such choice of law is valid and binding under the laws of New York; and (c) recognition would not be contrary to public policy as that term is understood under Cayman Islands law. An action against the Company in the Cayman Islands under the Subject Agreements could be instituted in the Grand Court, which has jurisdiction over the Company, without first having to obtain a judgement in respect of the Subject Agreements in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgement expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgement.

8.	The submission by the Company to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, the City of New York, pursuant to the Subject Agreements is valid and binding on the Company and is not contrary to Cayman Islands law and would be recognised by the courts of Cayman Islands as legal, valid and binding on the Company, if such submission is accepted by such courts and is legal, valid and binding under the laws of New York.

39	12 September 2008

9.	A final and conclusive judgment in personam of a competent foreign court against the Company based upon the Subject Agreements under which a definite sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature of, in respect of a fine or other similar penalty) may be the subject of enforcement proceedings in the Grand Court of the Cayman Islands under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(a)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands; and

(b)	the judgment is not contrary to public policy in Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Cayman Islands law.

10.	Neither the Company nor any of its assets or property enjoys, under Cayman Islands law, immunity on the grounds of sovereignty or otherwise, from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Subject Agreements. Any waiver by the Company to immunity is a valid and binding obligation of the Company under the laws of the Cayman Islands. The Company is subject to the common law with respect to its obligations under the Subject Agreements, which obligations constitute private and commercial acts rather than governmental or public acts.

11.	Subject as otherwise provided in this opinion, no income taxes, stamp, registration or documentary taxes, or other taxes, duties or similar charges under the laws of the Cayman Islands now due, or which could in the future become due to any governmental authority of or in the Cayman Islands, in connection with (i) the execution, delivery, performance or enforcement of the Subject Agreements; (ii) the transactions contemplated thereby; (iii) any payment to be made to or by the Company pursuant to the Subject Agreements; and (iv) the Company is not required by any Cayman Islands law or regulation to make any deductions or withholdings in the Cayman Islands from any payment it may make thereunder. The Cayman Islands currently levy no taxes on individuals or corporations based upon profit, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty.

12.	Neither the Note Trustee nor any of the EB Holders will be deemed to be resident, domiciled, carrying on or transacting business or subject to taxation in the Cayman Islands by reason only of the negotiation, preparation, execution, performance, enforcement of and/or receipt of any payment due from the Company under the Subject Agreements.

13.	Neither the Note Trustee nor any of the EB Holders will be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Subject Agreements.

14.	There were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands.

RESERVATIONS

We have the following reservations:

1.	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

40	12 September 2008

2.	We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of the Cayman Islands in respect of any obligations of the Company as set out in the Subject Agreements. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

3.	Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency, liquidation, reorganisation or fraudulent dispositions or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights. Claims may become subject to the defence of set-off or to counterclaims.

4.	Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

5.	We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

6.	Where an obligation is to be performed in a jurisdiction other than the Cayman Islands, the courts of the Cayman Islands may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

7.	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of the Cayman Islands, or as to the availability in the Cayman Islands of remedies which are available in other jurisdictions.

8.	The Cayman Islands Grand Court Rules 1995 expressly contemplate that judgments may be granted by the Grand Court of the Cayman Islands in currencies other than Cayman Islands dollars or United States dollars. Such Rules provide for various specific rates of interest payable upon judgment debts according to the currency of the judgment. In the event the Company is placed into liquidation, the Grand Court is likely to require that all debts are converted (at the official exchange rate at the date of conversion) into and paid in a common currency which is likely to be Cayman Islands or United States dollars.

9.	The courts of the Cayman Islands are likely to award costs and disbursements in litigation in accordance with the relevant contractual provisions in the Subject Agreements. There is some uncertainty, however, with regard to the recoverability of post-judgment costs which, if recoverable at all, are likely to be limited to an amount determined upon taxation or assessment of those costs pursuant to the Grand Court Rules 1995. In the absence of contractual provisions as to costs, the reasonable costs (as determined by taxation as aforesaid) of the successful party will normally be recoverable, subject to the limits laid down in guidelines made under such Rules as to the type and amount of fees and expenses that may be recovered. Such orders are in the discretion of the court and may be made to reflect particular circumstances of the case and the conduct of the parties.

10.	When a person is vested with the discretion to determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

41	12 September 2008

11.	Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

12.	We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, to pay additional amounts on prepayment of any sums due or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Cayman Islands court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.

13.	We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

14.	The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on directors and shareholders is not publicly available. We have therefore obtained the corporate documents specified in the First Schedule hereto and relied exclusively on the Officer’s Certificate for the verification of such corporate information.

15.	In paragraph 1 above, the term “good standing” means that the Company has received a Certificate of Good Standing from the Registrar of Companies in the Cayman Islands, which means that it has filed its annual return and paid its annual fees as required to date, failing which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands.

16.	With respect to this opinion, we have relied upon statements and representations made to us in the Officer’s Certificate provided to us by an authorised officer of the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officer’s Certificate, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificate are not accurate in any respect.

17.	[To be enforceable in the courts of the Cayman Islands, stamp duty will be chargeable on the Underwriting Agreement, the Deposit Agreement and the Custody Agreement, in the sum of CI$2.00 each.

Ad valorem stamp duty is payable within 45 days of execution or, if executed outside of the Cayman Islands, within 45 days of an executed, completed and delivered original of such document being brought into the Cayman Islands, for example, for enforcement. Otherwise stamp duty is payable on execution in order to avoid penalties if such document is to be admitted in evidence in a Cayman Islands court.]

18.	We express no opinion as to any provision in the Documents that they may only be varied by written instrument or agreement.

19.	Any provisions purporting to create rights in favour of, or obligations on, persons who are not party to the relevant Documents may not be enforceable by or against such persons.

42	12 September 2008

DISCLOSURE

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person (other than your legal counsel). This opinion may not be used for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency nor provided to any person, without our prior written consent, except (a) as may be required by law or regulatory authority, or (b) subject to prior notice given to us, in connection with disputes relating to the Subject Agreements. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Cayman Islands law.

Yours faithfully

Appleby

43	12 September 2008

FIRST SCHEDULE

1.	Copy of Registered Agent’s Certificate dated [15 January 2008] (the “Registered Agent’s Certificate”) enclosing the following:

(a)	Certified First Amended and Restated Articles of Association of the Company adopted on 23 August 2007 (the “Memorandum and Articles of Association”);

(b)	Certified Register of Members (the “Register of Members”);

(c)	Certified Register of Directors and Officers (the “Register of Directors and Officers”);

(d)	Certified Register of Transfers (the “Register of Transfers”); and

(e)	Certified Register of Mortgages and Charges (the “Register of Mortgages and Charges”);

2.	Copy of the Certificate of Incorporation of the Company as issued by or registered with the Registrar of Companies in the Cayman Islands with all amendments (together with the Memorandum and Articles of Association, the “Constitutional Documents”).

3.	Copies of the [minutes of the meeting of the board of directors of the Company held on [ ]/written resolutions of the Company dated [ ]/minutes of the meeting of the extraordinary general meeting of the shareholders of the Company held on [ ]] (the “Resolutions”).

4.	A copy of the Certificate of Good Standing dated [ ] issued by the Registrar of Companies in the Cayman Islands in relation to the Company (the “Certificate of Good Standing”).

5.	A copy of the Officer’s Certificate dated [ ] (the “Officer’s Certificate”).

6.	The entries and filings shown in respect of the Company in the Grand Court Cause Book maintained at the Clerk of the Courts Office in George Town, Cayman Islands, as revealed by a search on [ ] and updated on [ ] (the “Litigation Search”).

7.	A scanned copy of the executed exchange agreement dated [ ] (the “Exchange Agreement”) made among (i) the Company; (ii) Happy Genius Holdings Limited as the EB Issuer; and (iii) The EB Holders listed in Schedule 1 thereof.

8.	A scanned copy of the executed indenture (the “Indenture”) dated [ ] made among (i) the Company; and (ii) Deutsche Bank Trust Company Americas as the Note Trustee.

9.	A scanned copy of the executed registration rights agreement dated [ ] (the “Registration Rights Agreement”) made among (i) the Company; (ii) Deutsche Bank AG and (iii) each of the EB Holders listed in Schedule 1 thereof.

44	EXCHANGE AGREEMENT

SCHEDULE 4

FORM OF OPINION OF PRC LEGAL ADVISERS TO THE COMPANY

All capitalized terms used herein without definition shall have the meanings ascribed thereto in this Agreement.

[IPO Date]

Dear Sirs,

We, Grandall Legal Group (Beijing), are a duly approved and licensed law firm in the People’s Republic of China (for the purpose only for this legal opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan region, “PRC”) by the Administrative of Justice of PRC, and are qualified to practice PRC laws and issue this opinion for the purpose specified herein.

We have acted as PRC legal counsel for GCL Silicon Technology Holdings Inc. to opine on the PRC legal matters under an exchange agreement by and between GCL Silicon Technology Holdings Inc., Happy Genius Holding Limited and EB Holders as listed therein dated [    ] (“Exchange Agreement”).

In this opinion, unless the context otherwise provides, all capitalized terms used herein without definition shall have the meanings ascribed thereto in the Exchange Agreement.

Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

In rendering this opinion, we have examined copies of such documents listed in Appendix (referred to herein as the “Subject Documents”).

ASSUMPTIONS

In giving this opinion, we have made the following assumptions:

(a)	that all Subject Documents submitted to us as originals are authentic and that all documents submitted to us as copies conform to their originals;

(b)	that all Subject Documents have been validly authorized, executed and delivered by all of the parties thereto;

(c)	that the signatures, seals and chops on the Subject Documents submitted to us are genuine;

(d)	all the presentations of the facts in the Subject Documents are true and complete in all respects;

(e)	unless otherwise indicated, all Subject Documents are still valid, not amended or revoked;

(f)	all Subject Documents expressed to be governed by laws other than the laws of PRC are legal, valid and binding under such laws; and all consents, approvals and authorizations from competent governmental authorities of their respective jurisdictions (other than PRC) have been obtained or granted for the execution, effectiveness, performance, enforcement, transfer, assignment, or delegation of such documents.

45	EXCHANGE AGREEMENT

This opinion is confined to and given on the basis of: (i) all applicable laws, regulations, rules, judgments, orders, writs, decrees, guidelines, judicial interpretations and other legislation of the PRC effective as at the date hereof (“PRC Laws”), excluding any rules, regulations, requirements, explanation made in the future by the PRC competent administrations that, if applied retroactively, may require the entities under, the IPO Registration Statement, or this opinion, to obtain the approval, make registration or filing with such PRC authority or fulfill any other requirements; (ii) assumptions listed above and Subject Documents in the Appendix; and (iii) the information and documents we have received as of the date of this opinion. We have made no investigation of, and do not express or imply any views on, the laws of any country or district other than the PRC.

OPINIONS

Based on and subject to the foregoings and the qualification below, we are of the opinion that:

1.	Opco has been duly organized and is validly existing as a wholly-foreign owned enterprise under the PRC Laws, with full legal person status and in good standing under PRC Laws. The articles of association and other constitutive documents of Opco and the business license of Opco comply with the requirements of applicable PRC Laws and are in full force and effect. Upon closing of the IPO and the completion of the Company’s purchase of equity interest in Opco from Sun Wave Group Ltd. and Greatest Joy International Limited, the Company will own, through GCL Silicon Technology Holdings Limited, Speedy Gain Limited, Asia Silicon Technology Development Limited, Richmore International Development Limited. and Asia Silicon Technology Development Holding Limited, 100% of the equity interest in Opco. Opco has been duly qualified as a foreign invested enterprise and is in compliance with all applicable PRC Laws and regulations. The liabilities of GCL Silicon Technology Holdings Limited, Speedy Gain Limited, Asia Silicon Technology Development Limited, Richmore International Development Limited and Asia Silicon Technology Development Holding Limited in respect to equity interest held in Opco are limited to the registered capital of Opco. As of the date hereof, to the best of our knowledge after due inquiry, no steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, Opco.

2.

Opco has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business as presently conducted and as described in the IPO Registration Statement, except that (a)one piece of land of Opco with an area of 370,126.9 m2 used as construction land for its phase I project and phase II project has been mortgaged for the benefit of Xuanwu Branch of Jiangsu Bank, and (b) Opco’s equipments valued RMB 510,102,500.00 Yuan has been mortgaged for the benefit of Xuanwu Branch of Jiangsu Bank, and (c) all the equity interest of Opco owned by its shareholders has been pledged to DB Trustees (Hong Kong) Limited for financial purpose, and (d) Opco’s deposit receipts valued more than RMB 0.2 billion Yuan has been pledged for the benefit of Xuzhou Branch of Bank of China., and (e) one piece of land of Opco with an area of 4508 m2 is in the process of transferring to a power supplier in Xuzhou.

46	EXCHANGE AGREEMENT

3.

Opco has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except that (a) one piece of land of Opco with an area of 370,126.9 m2 used as construction land for its phase I project and phase II project has been mortgaged for the benefit of Xuanwu Branch of Jiangsu Bank, and (b) Opco’s equipments valued RMB 510, 102, 500.00 Yuan has been mortgaged for the benefit of Xuanwu Branch of Jiangsu Bank and (c) all the equity interest of Opco owned by its shareholders has been pledged to DB Trustees (Hong Kong) Limited for financial purpose, and (d) Opco’s deposit receipts valued more than RMB 0.2 billion Yuan has been pledged for the benefit of Xuzhou Branch of Bank of China., and (e) one piece of land of Opco with an area of 4508 m2 is in the process of transferring to a power supplier in Xuzhou; each lease agreement to which Opco is a party is legally executed; the leasehold interests of Opco are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under PRC Laws; and neither the Company nor Opco owns, operates, manages or has any other right or interest in any other material real property of any kind in the PRC.

4.	Opco has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with, all governmental or regulatory agencies or courts (“Governmental Agencies”) required under the PRC Laws to own, lease, license and use its properties and assets and conduct its business in the manner described in the IPO Registration Statement, and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the IPO Registration Statement. Such Governmental Authorizations are in full force and effect, and Opco is in compliance with the provisions of all such Governmental Authorizations. To the best of our knowledge after due inquiry, we have no reason to believe that any Governmental Agency is considering modifying, suspending or revoking any such Governmental Authorizations, or that any such Governmental Authorizations will not be renewed by the relevant Governmental Agency.

5.	Except as disclosed in the IPO Registration Statement, Opco is not in breach or violation of or in default under its articles of association, business license or any other constitutive or organizational documents. In addition, except that Opco fails to notify banks about its material changes as agreed in the loan agreements it signed, neither the Company nor Opco is in breach or violation of (A) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument governed by the PRC Laws to which the Company or Opco is a party or by which any of them or any of their respective properties may be bound, or (B) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or Opco (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under).

6.	To our best knowledge after due inquiry, there are no legal, governmental, administrative or arbitrative proceedings before or by any Governmental Agency or arbitral tribunal pending or threatened against, or involving the properties or business of, the Company or Opco or to which any of the properties of the Company or Opco is subject.

7.

All of the equity interests Opco have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned as set forth in the IPO Registration Statement, free and clear of all liens, security interest, mortgage, pledge, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims or third party rights; Opco has obtained all

47	EXCHANGE AGREEMENT

approvals, authorizations, consents and orders, and has made all filings, which are required under PRC Laws for the ownership interest by its respective holders; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in Opco.

8.	Opco owns, or possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it in the PRC. To the best of our knowledge after due inquiry, neither the Company nor Opco has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing; neither the Company nor Opco is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and to the best of our knowledge after due inquiry, no legal or government proceedings, actions or claims have been asserted or are pending or threatened against the Company or Opco that relate to the intellectual property rights owned or used by the Company or Opco.

9.	(i) The execution and delivery by the Company of, the performance by the Company of its obligations under, the Contracts, and the consummation by the Company of the transactions contemplated therein, (ii) the conduct of the business and operations of the Company or Opco as described in the IPO Registration Statement, including the issue of the Notes under the Contracts, and (iii) the compliance by the Company with all of the provisions of the Contracts (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Opco is a party or by which it or any of its properties or assets are bound, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constitutive documents of Opco, and (C) do not and will not result in any violation of any PRC Laws or any order, rule or regulation of any Governmental Agency.

10.	No Governmental Authorization from any Governmental Agency is required for (i) the issuance of the Notes by the Company under the Contracts and (ii) the compliance by the Company with all of the provisions of the Contracts.

11.	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, Opco, the Trustee or any EB Holder to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and delivery of the Notes or (B) the execution, delivery and performance of the Contracts by the Company.

12.	The entry into, and the performance or enforcement of the Exchange Agreement in accordance with their respective terms will not subject any EB Holder or the Trustee to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any EB Holder or the Trustee be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Contracts to which it is a party.

48	EXCHANGE AGREEMENT

13.	The Company has completed all relevant registration and other procedures required under the applicable SAFE rules and regulations; each of the directors, officers, shareholders and option holders of the Company, including shareholders and option holders of the Company that are directly or indirectly owned or controlled by PRC citizens and residents, has completed all relevant registration and other procedures required under applicable SAFE rules and regulations (including Circular No. 75 promulgated by SAFE on October 21, 2005 and its implementation rules), but only insofar as such relevant registration and other procedures required arose from such person’s ownership interest in the Company or by being the Company’s directors or officers.

14.	The submission of the Company to the non-exclusive jurisdiction of the New York courts, the waiver by the Company of any objection to the venue of a proceeding in a New York court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Contracts be construed in accordance with and governed by the laws of the State of New York will be recognized by PRC courts; and except as disclosed in the “Enforceability of Civil Liabilities” in the IPO Registration Statement, any judgment obtained in a New York court arising out of or in relation to the obligations of the Company under the Contracts which is not in violation of basic principals of PRC Laws, state sovereignty and security and public interest of PRC, will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements in the PRC.

Our opinion is subject to this qualification: notwithstanding above, there are uncertainties as to how the SAFE rules and regulations, M&A Regulations and other relevant PRC Laws will be interpreted and implemented in the future by the competent PRC governmental authorities. If any rules, regulations, requirements, or explanations which are contrary to our opinion are made in the future by PRC competent administrations, entities under, the IPO Registration Statement, or this opinion, shall comply with such rules, regulations, requirements, or explanations.

This opinion is for the benefit of current addressees and shall not be relied upon in any manner or used for any purpose by any other person without our prior written consent except by any legal advisers to those addressees or in any legal or arbitral proceedings relating to the Exchange Agreement or this opinion. Notwithstanding the foregoing, no consent is required from us if this opinion is disclosed, without reliance, to any investors or potential investors with respect to the convertible bonds.

Very Truly Yours,

GRANDALL LEGAL GROUP (BEIJING)

49	EXCHANGE AGREEMENT

APPENDIX

LIST OF SUBJECT DOCUMENTS

The purpose of this list is to disclose the documents we have reviewed and are relevant to this Legal Opinion (the “Legal Opinion”). Words and expressions defined in the Legal Opinion shall have the same meaning when used in this Appendix, unless otherwise defined in this Appendix. The headings in this list are inserted for convenience only and shall be ignored in construing this opinion and its appendices.

Part I Constitutional Documents concerning the incorporation and evolution of OPCO

•

2006-2-10, Polysilicon Project Investment Agreement executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd. , Hebei Jinglong Industry Group Ltd. , Nanjing Linyang Power Investment Group Ltd., Jiangsu Foka Environmental Resource Investment Company Ltd., BJ Zhongneng Allied Renewable Resource Investment Company Ltd.

•

2006-2-10, Articles of Association executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Hebei Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Foka Environmental Resource Investment Company Ltd., BJ Zhongneng Allied Renewable Resource Investment Company Ltd.

•	2006-9-18, Amendment to the Articles of Association passed by Shareholders’ meeting resolution

•

2006-11-29, Investment Contract executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Qitian Investment Group Ltd. and GCL HK.

•

2006-11-29, Articles of Association executed by Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd., Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Jiangsu Qitian Investment Group Ltd. and GCL HK

•	Joint Venture OPCO’s Investment Contract Amendment Agreement (2007 #1)

•	Joint Venture OPCO’s Articles of Association Amendment Agreement (2007 #2)

•	2007-9-29, Joint Venture OPCO’s Investment Contract Amendment Agreement executed by all the Company shareholders. (2007 #5)

•	2007-9-29, Joint Venture OPCO’s Articles of Association Amendment Agreement executed by all the Company shareholders. (2007 #6)

•	2007-11-6, Amendment to the OPCO’s Articles of Association executed by the Company (2007 #6)

•	Articles of Association Amendment Agreement executed by all the shareholders. (2007 #4)

•	2007-12-30, OPCO’s Investment Contract

•	2007-12-30, OPCO’s Articles of Association

•	2008-6-3, OPCO’s Articles of Association amendment

•	2006-4-7, the passed Shareholders’ Meeting Resolution

•	2006-5-16, the passed Shareholders’ Meeting Resolution

•	2006-5-30, the Company’s Shareholders’ Meeting Resolution

•	2006-6-6, Zhong Neng Guang Fu Gu #[2006]003 Shareholders’ Meeting Resolution

•	2006-8-18, shareholder executed Shareholders’ Meeting Resolution

•	2006-8-30, shareholder executed Shareholders’ Meeting Resolution

•	2006-11-29, Shareholder Statement(s) signed by each of the OPCO shareholders separately.

•	2006-11-29, Zhong Neng Guang Fu Gu #[2006]09 Shareholders’ Meeting Resolution

•	2007-12-11, Suyuan Group Ltd. executed Shareholder Statement

50	EXCHANGE AGREEMENT

•	2007-12-11, Jiangsu Qitian Group Ltd. executed Shareholder Statement

•	2007-12-11, Xuzhou Hanbang Group executed Shareholder Statement

•	2007-12-11, Nanjing Linyang Power Investment Group Ltd. executed Shareholder Statement

•	2007-12-11, Jinglong Industry Group Ltd. executed Shareholder Statement

•	2007-12-11, GCL HK executed Shareholder Statement

•	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]001 Board of Directors Resolution

•	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]002 Board of Directors Resolution

•	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]003 Board of Directors Resolution

•	2006-6-6, Company directors executed Zhong Neng Guang Fu Dong #[2006]004 Board of Directors Resolution

•	2006-8-8, Company directors executed Zhong Neng Guang Fu Dong #[2006]005 Board of Directors Resolution

•	2006-9-20, Company directors executed Zhong Neng Guang Fu Dong #[2006]006 Board of Directors Resolution

•	2006-8-30, Company directors executed Zhong Neng Guang Fu Dong #[2006]007 Board of Directors Resolution

•	2006-10-10, Company directors executed Zhong Neng Guang Fu Dong #[2006]08 Board of Directors Resolution

•	2006-11-29, Company Directors executed Zhong Neng Guang Fu Dong #[2006]09 Board of Directors Resolution

•	2006-11-29, The Second Shareholders’ Meeting and the Second Meeting of the First Term Board of Directors convened by the entire body of OPCO.’s shareholders

•	2007-7-6, Zhong Neng Dong #[2007]12 Board of Directors Resolution

•	2007-8-10, Zhong Neng Dong #[2007]13 Board of Directors Resolution executed by all the directors.

•	2007-8-16, Zhong Neng Dong #[2007]16 Board of Directors Resolution executed by all the OPCO directors.

•	Zhong Neng Dong #[2007]10 Board of Directors Resolution

•	Zhong Neng Dong #[2007]11 Board of Directors Resolution

•	Zhong Neng Dong #[2007]18 and Zhong Neng Dong #[2007]20 Board of Directors Resolution

•	#20060101 Investment Certificate (Phase 1)

•	#20060102 Investment Certificate (Phase 1)

•	#20060103 Investment Certificate (Phase 1)

•	#20060104 Investment Certificate (Phase 1)

•	#20060105 Investment Certificate (Phase 1)

•	#20060106 Investment Certificate (Phase 1)

•	#20060201 Investment Certificate (Phase 2)

•	#20060202 Investment Certificate (Phase 2)

•	#20060203 Investment Certificate (Phase 2)

•	#20060203 Investment Certificate (Phase 2)

•	#20060204 Investment Certificate (Phase 2)

•	#20060205 Investment Certificate (Phase 2)

•	#20060206 Investment Certificate (Phase 2)

•	#20060301 Investment Certificate (Phase 3)

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•	#20060302 Investment Certificate (Phase 3)

•	#20060303 Investment Certificate (Phase 3)

•	#20060304 Investment Certificate (Phase 3)

•	#20060305 Investment Certificate (Phase 3)

•	#20060306 Investment Certificate (Phase 3)

•	#20060401 Investment Certificate (Phase 4)

•	#20060402 Investment Certificate (Phase 4)

•	#20060403 Investment Certificate (Phase 4)

•	#20060403 Investment Certificate (Phase 4)

•	#20060404 Investment Certificate (Phase 4)

•	#20060405 Investment Certificate (Phase 4)

•	#20060406 Investment Certificate (Phase 4)

•	#20060501 Investment Certificate (Capital Increase)

•	#20060502 Investment Certificate (Capital Increase)

•	#20060503 Investment Certificate (Capital Increase)

•	#20060504 Investment Certificate (Capital Increase)

•	#20060505 Investment Certificate (Capital Increase)

•	#20060506 Investment Certificate (Capital Increase)

•	2007-11-9, register of shareholders

•

2006-11-29, Equity Transfer Agreement executed with Guotai, BJ Zhongneng, Suyuan Group Ltd., Xuzhou Hanbang Group Ltd., Lianyungang Suyuan Group Ltd. as the transferring parties and Jiangsu Qitian Group Ltd. and GCL HK as the receiving parties.

•	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Speedy Gain Limited

•	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Richmore International Development Limited

•	2007-12-11, Equity transfer agreement executed by Suyuan Group Ltd. and Asia Silicon Technology Development Limited

•	2007-12-11, Equity transfer agreement executed by Jiangsu Qitian Group Ltd. and Richmore International Development Limited

•	2007-12-11, Equity transfer agreement executed by Jinglong Industry Group Ltd. and Asia Silicon Technology Holding Development Limited

•	2007-12-11, Equity transfer agreement executed by Nanjing Linyang Power Investment Group Ltd. and Richmore International Development Limited

•	2007-12-11, Equity transfer agreement executed by Xuzhou Hanbang Group Ltd. and Speedy Gain Limited

•	2007-12-11, Equity transfer agreement executed by Xuzhou Hanbang Group Ltd. and Richmore International Development Limited

•	2008-4-28, Supplementary Agreement to the Equity transfer agreements.

•

2006-8-31, Equity Transfer Agreement signed by Hebei Jinglong Industry Group Ltd., Nanjing Linyang Power Investment Group Ltd., Suyuan Group Ltd. and Jiangsu Qitian Group Ltd. as the transferring parties and OPCO as the receiving party.

•	2006-3-23, Xu Zheng Accounting Firm Yan #[2006]017 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2006-6-6, Xu Zheng Accounting Firm Yan #[2006]050 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2006-8-18, Xu Zheng Accounting Firm Yan #[2006]070 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

52	EXCHANGE AGREEMENT

•	2006-9-13, Xu Zheng Accounting Firm Yan #[2006]073 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2006-12-25, Xu Zheng Accounting Firm Yan #[2006]106 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2007-3-13, Xu Zheng Accounting Firm Yan #[2007]023 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2007-9-28, Xu Zheng Accounting Firm Yan #[2007]92 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2007-9-28, Xu Zheng Accounting Firm Yan #(2007)095 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2007-9-28, Xu Zheng Accounting Firm Yan #(2007)096 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2007-10-15, Xu Zheng Accounting Firm Yan #(2007)099 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2008-6-24, Xu Zheng Accounting Firm Yan #(2008)044 Capital Verification Report issued by the Xuzhou Zhengda Accounting Firm Ltd.

•	2006-11,Su Yongcheng Yan Bao #[2006] 017 OPCO Asset Valuation Report issued by the Jiangsu Yongcheng Accounting Firm.

•	2007-12-8, Su Guo Heng Ping Bao #[2007] 010 OPCO Asset Valuation Report.

•	2008-5-7, Advice of Inward Remittance (TTIR94027361/08C) from Bank of China, Jiangsu Branch

•	2008-5-7, Advice of Inward Remittance (TTIR94027310/08C) from Bank of China, Jiangsu Branch

•	2008-2-5, Advice of Inward Remittance (TTIR94008662/08C) from Bank of China, Jiangsu Branch

•	2008-5-7, Advice of Inward Remittance (TTIR94027311/08C) from Bank of China, Jiangsu Branch

•	2008-5-14, Advice of Inward Remittance (SAFE REFERENCE:018231644780506) from Agriculture Bank of China, Xingtai Branch (two pieces)

•	2008-5-7, Advice of Inward Remittance (TTIR5FA03726/08C) from Bank of China, Xuzhou Branch

•	2008-5-7, Advice of Inward Remittance (TTIR5FA03727/08C) from Bank of China, Xuzhou Branch

•	Board Resolution (No. [2008]1\2\3)

•	Board Resolution (No. [2008]6)

•	2008-5-5, Equity Pledge Agreement signed by shareholders and DB

•	2008-6-5, Equity Pledge Agreement signed by shareholders and DB

Part II the Approvals and Licenses obtained by OPCO

•	Business License dated 3/7/2006

•	Business License dated 5/27/2008 (No.320300400006732)

•	Business License dated 4/29/2006 (No. 320300000200604290172)

•	Business License dated 9/7/2006 (No. 320300000200609070001)

•	Business License dated 9/21/2006 (No. 320300000200609210031)

•	Business License dated 12/26/2006 (No. Qi He Su Xu Zong Zi 001707)

•	Business License dated 3/20/2007 (No. Qi He Su Xu Zong Zi 001707)

•	Business License dated 11/7/2007 (No. Qi He Su Xu Zong Zi 001707)

53	EXCHANGE AGREEMENT

•	Business License dated 4/30/2008 (No. 320300400006732)

•	Business License dated 5/27/2008 (No. 320300400006732)

•	Business License dated 6/5/2008 (No. 320300400006732)

•	Approval Certificate for Foreign-invested Enterprise(“FIE”) dated 12/13/2006

•	Approval Certificate for FIE dated 24/8/2007(No. Shang Wai Zi Su Fu Zi [2006]70681)

•	Approval Certificate for FIE dated 11/5/2007(No. Shang Wai Zi Su Fu Zi [2006]70681)

•	Approval Certificate for FIE dated 1/16/2008(No. Shang Wai Zi Su Fu Zi [2006]70681)

•	Approval Certificate for FIE dated 6/2/2008(No. Shang Wai Zi Su Fu Zi [2006]70681)

•	Approval Regarding the Extension of the Effective Term of the “Approval Certificate for FIE dated 1/16/2008” issued by Jiangsu MOFCOM dated 2/29/2008

•	Approval Regarding the Supplementary Agreement to the Equity Transfer Agreements issued by Jiangsu MOFCOM dated 4/29/2008

•	Registration Certificate for Legal Representative dated 5/18/2007

•	Registration Certificate for Legal Representative dated 12/14/2007

•	Registration Certificate for Legal Representative(No. 0033730)

•	Organization Code Certificate (registration No.: Zu Dai Guan 320300-064610)

•	Organization Code Certificate (registration No.: Zu Dai Guan 320300-131270)

•	Organization Code Certificate (registration No.: Zu Dai Guan 320300-135028-1)

•	Finance Registration Certificate dated 3/29/2007

•	Joint Annual Inspection Report for FIE dated 5/30/2007(Year 2006)

•	Joint Annual Inspection Report for FIE dated 5/6/2008 (Year 2007)

•	Customs Registration Certificate dated 9/21/2006(No. 3203962015)

•	Customs Registration Certificate dated 1/5/2007(No. 3203932008)

•	Undertaking Letter with Administration Committee of Xuzhou Economic Development Area dated 5/9/2006

•	Confirmation Letter by Administration Committee of Xuzhou Economic Development Area dated 9/15/2006

•	Letter for Taking back the supporting capital to the Project of OPCO by Administration Committee of Xuzhou Economic Development Area dated 12/24/2007

•	Settlement Voucher by Administration of Finance to Xuzhou Economic Development Area dated 12/24/2006 (No. 08411277)

•	Approval Regarding the Filing of the Phase I Project of OPCO issued by Jiangsu Development and Reform Commission (“Jiangsu DRC”) dated 4/10/2006

•	Statement Regarding the Name of OPCO and Others upon its becoming a FIE issued by Xuzhou Administration of Industry and Commerce (“Xuzhou AIC”) dated 12/4/2006

•	Approval Regarding the Change of Investors for the Phase I Project of OPCO issued by Jiangsu DRC dated 12/12/2006(No. Su Fa Gao Ji Fa [2006]1394)

•

Approval Regarding the Incorporation and Capital Increase of OPCO in Form of FIE by Investors from Hong Kong and Jiangsu Issued by Jiangsu Department of Foreign Trade and Economic Cooperation(“Jiangsu MOFCOM”) dated 12/13/2006(No. Su Wai Jing Mao Zi [2006] 966)

•	Approval Regarding the Phase III Project of OPCO issued by National Development and Reform Commission (NDRC) (No. Fa Gai Gao Ji [2007]953)

•	Approval Regarding the Phase II Project of OPCO issued by Jiangsu DRC (No. Su Fa Gai Gao Ji Fa [2007]280)

•	Notice for Approval of Change issued by Xuzhou AIC dated 9/30/2007(No. [2007] 09300002) 2

•	Approval Regarding Equity Pledge and Change of Investors of OPCO issued by Jiangsu MOFCOM dated 11/5/2007(No. Su Wai Jing Mao Zi [2007] 1011)

•	Notice for Filing of Equity Pledge issued by Jiangsu ATC dated 11/9/2007

•	Approval Regarding Name Change, Capital Increase and Amendment of Joint Venture Contract(“JVC”) and Article of Association (“AOA”) issued by Jiangsu MOFCOM dated 8/24/2007

54	EXCHANGE AGREEMENT

•	Approval Notice for Change of Name issued by Jiangsu AIC dated 7/3/2007

•	Approval Regarding the Change of Shareholding Structure of OPCO issued by Jiangsu MOFCOM dated 1/15/2008

•	Approval Regarding Change of Name, Investors and Shareholding Structure issued by Jiangsu DRC(No. Su Fa Gai Gao Ji Fa[2008]31)

•	Opinion Regarding the Examination and Acceptance of Phase I Project’s Fire Fighting Construction issued by Fire Fighting Branch of Xuzhou Public Security dated 10/15/2007.

•	Report on the Rectification of the Examination and Acceptance of Phase I Project’s Fire Fighting Construction issued by OPCO dated 11/18/2007

•	Water-taking Permit dated July 1, 2007(No. 1st, 2007)

•	Riverway Project Occupation Permit Coded 2007 Zhan 0002

•	Water-taking Permit dated November 21, 2007(No. [2007] 80)

•	Approval Regarding Water and Land Protection of the Phase III Project of OPCO issued by the Ministry of Water Resources of PRC (No. Shui Bao Han [2008]15)

•	2007-8-13Su Shen Zi #[2007]80 «Application of permission on water drawing» issued by the Department of Water Resources of Jangsu province.

•	2008-1, # JECC2008-PG-0107A «Report on the Energy Saving of Phase III Project of OPCO» issued by the Jiangsu Bureau of Engineering Consultants.

•	2008-4-30, Notice with Approval of the Registration of the Changes issued by Xuzhou AIC, Jiangsu.

•	2008-5-27, Notice with Approval of the Registration of the Changes issued by Xuzhou AIC, Jiangsu.

•	2008-5-29, Approval for the Equity Pledge and other Issues (No. 2008 466) issued by Jiangsu Mofcom

•	2008-7-2, Approval for the Equity Pledge and Amendment of AOA (No. 2008 Di 10001) issued by Jiangsu Mofcom

•	2008-6-5, Notice for the Filing of the Equity Pledge issued by Xuzhou AIC, Jiangsu.

•	2008-7-7, Notice for the Filing of the Equity Pledge issued by Xuzhou AIC, Jiangsu.

•	2008-4-18, Approval from NDRC for the Phase III 6000t per year Electronic Polysilicon.

Part III Licenses and Approvals regarding Environmental Protection, Safe Production and Professional Health

•	Notice of Filing of Report for the Pre-evaluation of Project Producing Dangerous Chemical Products issued by Jiangsu Supervision Administration of Safe Production(“SASP”) dated 5/24/2006

•	Approval Regarding the Set-up of OPCO issued by Xuzhou People’s Government dated 3/16/2007.

•	Approval Regarding the Set-up of OPCO issued by Xuzhou SASP dated 3/19/2007.

•	Examination Opinion for Project Producing Dangerous Chemical Products issued by Xuzhou SASP dated 8/1/2007

•	Approval Regarding the Set-up of the Phase II Project of OPCO issued by Xuzhou SASP(No. Xu An Jian[2007]119)

•	Examination Opinion for Project Producing Dangerous Chemical Products issued by Xuzhou SASP dated 8/1/2007

•	Examination Opinion Regarding the Safe Set-up of the Phase III Project of OPCO issued by Xuzhou SASP (No. Xu An Jian Wei Hua Xiang Mu She Ji Shen [2007]1)

•	Approval Regarding the Set-up of Phase III Project of OPCO issued by Xuzhou People’s Government dated 12/28/2007

55	EXCHANGE AGREEMENT

•	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 2006/22

•	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 2007/3/7

•	Supervision Certificate of Safe Construction Coded Xu Jian An Jian Kai 061

•	Registration Certificate for Use of Pressure Vessels dated (No.Su K07145- K07188)

•	Safety Certificate issued by SASP of Xuzhou Economic Development Area dated 8/2/2007

•	Safety Certificate issued by SASP of Xuzhou Economic Development Area dated 1/31/2008

•	Approval Regarding the Environmental Influence Report of Phase I Project of OPCO issued by Jiangsu Administration of Environmental Protection (“AEP”) dated 6/6/2008

•	Approval Regarding the Environmental Influence Report of Phase II Project of OPCO issued by Jiangsu AEP dated 1/16/2008

•	Statement Regarding the Three Concurrent Constructions of Phase I Project of OPCO in the Aspect of Environmental Construction issued by Xuzhou AEP dated 1/18/2007

•	Statement Regarding the Three Concurrent Constructions of Phase II Project of OPCO in the Aspect of Environmental Construction issued by Xuzhou AEP dated 4/3/2008

•	Pollutant Discharge Interim Permit issued by Xuzhou AEP dated 8/30/2007

•	Pollutant Discharge Interim Permit issued by Xuzhou AEP dated 11/29/2007

•	Notice of Approval for Trial Production of Phase I Project of OPCO in Related with Environmental Protection issued by Jiangsu AEP dated 8/31/2007

•	Approval for the extension of the Term of the Trial Production of Phase I Project of OPCO issued by Jiangsu AEP dated 11/29/2007

•	Approval for the extension of the interim Pollutant Discharge Permit dated 4/25/2008

•	Annual Declaration of Pollutant Discharge (Year 2008)

•	Supporting Letter for the Discharge of the Solid Waste of OPCO dated 9/27/2007

•	Supervision Report issued by Xuzhou Environmental Inspection Center dated 10/18/2007

•	Dangerous Waste Innocuity Disposal Agreement with Xuzhou Dangerous Waste Collection and Disposal Centre dated 11/10/2007

•	Transfer Sheet of Dangerous Waste by Xuzhou Dangerous Waste Collection and Disposal Centre dated 1/25/2008

•	2008-3-11, Xu An Jian # (2008) 30 « Notice Regarding Safe Incorporation of the Phase III Project of OPCO» issued by the Xuzhou Supervision Administration of Safe Production(“SASP”)

•	2007-9-28, Certification issued by the Xuzhou Supervision Administration of Safe Production(“SASP”)

•	Certification issued by Xuzhou AEP dated 8/4/2007

•	Certification issued by Xuzhou AEP dated 2/1/2008

•	Certification issued by Xuzhou AEP dated 3/17/2008

•	Certification issued by Xuzhou AEP dated 4/25/2008

•	2008-7-25, Approval from Xuzhou Bureau of Health for the Acceptance of the Professional Health Facilities of Phase I

•	2008-7-30, Approval from Jiangsu Department of Health Regarding the Authorization to Xuzhou Bureau of Health to in charge of the Acceptance of the Professional Health Facilities of Phase I

•	Filing form for the Acceptance of the Phase I Construction(No. Xu Kai 080306, 080307, 080308, 080309, 080310, 080311, 080406, 080408, 080410, 080525)

•	2008-6-10, Opinion for the Acceptance of the Fire-fighting of Construction

•	2008-6-19, Acceptance Opinion from Jiangsu Office of Environmental Protection of Phase I

•	2008-5-21, Approval from Jiangsu Office of Environmental Protection for the pilot production of Phase II

•	2008-5-22, Notice for the Filing of Work Safety Control of Dangerous Chemicals

•	2008-6-26, Permit for the Discharge of the Pollutants issued by Xuzhou Bureau of Environmental Protection

56	EXCHANGE AGREEMENT

•	2008-6-18, Acceptance Opinion for the pilot production of Phase I issued by Xuzhou Bureau of Work Safety

•	2007-9-29, Certification issued by Xuzhou Bureau of Work Safety

•	2008-7-23, Check View of the Woke Safety Design of the Phase II Safety Facilities.

•	2008-7-30, Certification for the filing of the pilot production of Phase II issued by Xuzhou Bureau of Work Safety

•	2008-3-11, Approval for the Commencement of the Phase III 6000t per year Electronic Polysilicon Project

Part IV Documents concerning properties and assets of OPCO

•	Statement of Land Use and Building Property provided by the Company.

•	2006-6-13, Jiang Guotu Zi Han # (2006) 418 «Preliminary Opinion Concerning the OPCO’s Annual 1500 MT Polysilicon Project Land Use» issued by the Jiangsu Province Land and Resources Department.

•	2007-11-21, «Opinion Concerning the selection of OPCO’s project site» (No. Su Jian Gui Xuan Zi 200771) signed and issued by Jiangsu Province Land and Resources Department

•	2006-6-20, Xu Guotu Kai Lin # (2006) 1 «Notice of Temporary Land Use Approval» issued by the Xuzhou City Land and Resources Department Economic Development Zone Sub-branch.

•	2006-7-17, «Opinion Concerning the OPCO’s Annual 1500 MT Polysilicon Project Construction Land Use» signed and issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

•	2006-7-17, «Opinion Concerning the OPCO’s Annual 1500 MT Polysilicon Project Construction Site» issued by the Xuzhou City Land and Resources Department Special Economic Zone Sub-branch.

•

2006-7-27, «Notice Concerning the Approval of the First Set of Xuzhou City Secondary Village 2006 Construction Sites» (Jiang Guotu Zi Di Han #[2006]1007) promulgated Jiangsu Province Land and Resources Department

•	2006-9-15, «Completion of Land Expropriation Agreement» executed by Xuzhou City Ministry of Land and Resources and OPCO

•

2006-12-19, Xu Guotu Zi Di Reissue #[2006]96 «Official Reply Concerning the OPCO ‘s Land Sale at Economic Development Zone Highway 310 North Side Industrial Project» issued by Xuzhou City Ministry of Land and Resources

•	2006-12-28, «Explanation Concerning the OPCO Xuzhou Economic Development Zone Highway 310 North Side Site Zong Di Hao» issued by Xuzhou City Ministry of Land and Resources

•	2006-12-30, Xu Guotu Kai Lin #(2006) 2 «Temporary Land Use Approval Notice» issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

•

2007-8-13, Xu Guotu Zi Di Reissue #[2007]107 «Official Reply Concerning the OPCO’s Land Sale at Xuzhou Economic Development Zone Industrial Project» issued by Xuzhou City Ministry of Land and Resources

•	2007-8-13, Xuzhou City Issue #[2007]48 «Construction Site Approval» signed and issued by Xuzhou City Land and Resources Bureau

•	2007-11-29, Xu Guotu Kai Lin # (2007) 1 «Temporary Land Use Approval Notice» signed and issued by Xuzhou City Ministry of Land and Resources Development Zone Sub-branch

•

2007-12-7, Su Guotu Zi Han #[2007]996 «Opinion Concerning the OPCO’s 6000t/a Electronic Grade Polysilicon Capital Increase Expansion Project Site Preliminary Trial» signed and issued by Jiangsu Province Land and Resources Department

EXCHANGE AGREEMENT

•

2008-2-3, Guotu Zi Yushen #[2008]38 «Reply Concerning the OPCO’s 6000 MT/year Electronic Grade Polysilicon Capital Increase Expansion Project Construction Site Preliminary Opinion» signed and issued by Ministry of Land and Resources

•

2008-2-28, «Report Concerning the Application to Transfer Land-use Right and Boundary and Cadastral Survey Registration» co-signed and submitted by the Company and Jiangsu Province Electric Company Xuzhou City Power Supply Company

•

2007-6-25, Zong Tu Kai Guo Rang (He) # (2007) 09 «Right to State-owned Land Use Sale Contract» executed between Jiangsu Province Xuzhou City Ministry of Land and Resources and OPCO Guangfu Technology Development Company Ltd.

•	Xu Tu Guo Yong # (2007) 56180 «Right to State-owned Land Use Certificate»

•	Xu Tu Guo Yong #(2006) 30246 «Land Use Certificate» specially issued to the Company by the Xuzhou City People’s Government

•	2007-5-29, Xuzhou City Land and Resources Bureau approved and issued Xu Tu Taxiang # (2007) 00512 «Certificate of Other Land Rights»

•	Xu Tu Guo Yong # (2008) 00173 «Land Use Certificate»

•	2006-3-16, «Opinion Concerning the OPCO’s Planned Site Selection» issued by Xuzhou City Economic Development Zone Bureau of Planning and Construction

•	2006-5-10, Serial No. 20060095 «Construction Site Selection Prospectus» issued by Xuzhou City Planning Bureau (to OPCO)

•	2007-1-10, Su Jian Guihua # 200701 «Construction Site Selection Opinion» issued by Jiangsu Province Construction Department

•	2006-7-12, Xushi Gui Di Serial No. 20060106 «Construction Site Planning Permit» specially assigned to the Company by the Xuzhou City Planning Department.

•	Xuzhou City Ministry of Land and Resources signed and issued No. [2006]44 «Construction Site Permit»

•

2006-10-16, No.Zong Tu Zong Fa He (2006) 21 «Right to State-owned Land Use Sale Contract» and «Supplementary Agreement on the Right to State-owned Land Use Sale Contract» executed between Jiangsu Province Xuzhou City Ministry of Land and Resources and OPCO Guangfu Technology Development Company Ltd.

•	2006-12-7, Agreement signed between OPCO and Sankong Village

•	2008-2-2, Interim Site Compensation Agreement executed between OPCO, Xuzhou Economic Development Zone and Sankong Village

•	Land Transfer Agreement signed between OPCO and Xuzhou Power Supply Company, Jiangsu Province Power Company

•	2006-6-23, Receipt issued by Xuzhou City Commercial Bank

•	Receipt issued by Xuzhou City Ministry of Land and Resources issued for the receipt of RMB 12360 Yuan

•	2007-8-6, Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone((00A) No.3598941)

•	2007-8-6, Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone((09A) .No.08410564)

•	2007-8-6, Receipt issued by Bureau of Finance of Xuzhou City Economic Development Zone((09A).No.08410565)

•	2007-11-29, Receipt issued by Xuzhou City Ministry of Land and Resources issued ((00A) No3395428)

•	2008-3-30, Receipt issued by Xuzhou City Ministry of Land and Resources issued ((00A) No08412505)

EXCHANGE AGREEMENT

•	2008-2-1, Certification issued by Xuzhou City Land and Resources Department Special Economic Zone Sub-branch

•	Power of Attorney dated 5/6/2008.

•	2008-5-30, Approval for the 4th batches of Rural Construction Land in 2008, Xuzhou issued by Jiangsu Department of Land and Resources

•	2008-6-10, Approval for the 6th batches of Rural Construction Land in 2008, Xuzhou issued by Jiangsu Department of Land and Resources

•	2008-6-17, Jiangsu Planning Office issued Planning and Designation Key Points

•	Title Certifications of the Constructions of Phase I(No. Xu Fang Quan Jin shanqiao Zi di 11317,11318,11319,11409,11410)

•	Confirmation letter (No. 2008-22) issued by Xuzhou Land Use and Resources Bureau for OPCO’s winning the bidding of the use right of the Phase III land.

Part V Documents in respect of tax

•	Tax Registration Certificate dated 5/10/2006 (No. 320300784997610)

•	Tax Registration Certificate dated 12/31/2006 (No. 320300784997610)2

•	Tax Registration Certificate dated 11/6/2006 (No. 320300784997610)

•	Confirmation for the Domestic and Foreign Capital Projects Encouraged by the State issued by National DRC dated 9/15/2006

•	Certificate for the Foreign Capital Projects Encouraged by the State issued by Jiangsu MOFCOM dated 1/4/2007

•	Certificate for the Tax Exemption issued by Administration of Customs dated 1/16/2007(No. Z23117A00011 and Z23117A00012)

•	Recognizing Form for Refunding and Exempting Tax from Export Enterprises dated 3/5/2007

•	Recognizing Form for Qualification of Enjoying Scheduled Treatment of Tax Deduction and Exemption for the FIE and Foreign Enterprises dated 11/2/2007

•	Certification issued by Xuzhou State Tax Bureau dated 12/5/2007

•	Certification issued by Xuzhou State Tax Bureau dated 7/25/2007

•	Certification issued by Xuzhou Local Tax Bureau dated 7/10/2007

•	Certification issued by Xuzhou Local Tax Bureau dated 2/1/2008

Part VI Documents in respect of foreign exchange

•	Foreign Exchange Registration Certificate Coded 320300060099 dated 12/14/2006

•	Approval Sheet for the Capital Foreign Exchange Operation dated 1/16/2007 (No. 0320300200700001)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 1/16/2007 (No. 03203002007000003)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 9/19/2007 (No. J320000200700872)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 9/24/2007 (No. J320000200700885)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 9/21/2007 (No. J110000200701608)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800290)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 2/5/2008 (No. J320000200800101)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800291)

59	EXCHANGE AGREEMENT

•	Approval Sheet for the Capital Foreign Exchange Operation dated 5/9/2008 (No. J320000200800017)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 5/7/2008 (No. J320000200800014)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 6/13/2008 (No. J320000200800082)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 6/12/2008 (No. J320700200800101)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 6/12/2008 (No. J320681200800012)

•	Approval Sheet for the Capital Foreign Exchange Operation dated 6/11/2008 (No. J320300200800017)

Part VII Documents in respect of labor

•	Sample Labor Contract

•	Registration Certificate of Social Insurance Coded 32030615929746

•	Certification issued by Xuzhou Social Insurance Fund Management Centre dated 7/26/2007

•	Certification issued by Xuzhou Medicare Insurance Fund Management Centre dated 7/26/2007

•	Certification issued by Xuzhou Housing Fund Management Centre dated 7/26/2007

•	Certification issued by Xuzhou Housing Fund Management Centre dated 2/1/2008

•	Certification issued by Xuzhou Labor and Social Security Bureau dated 2/1/2008

Part VIII List of enterprises in which Mr. Zhu once had interest and their related documents

1.	Shanghai Xiezhong Electric Equipment Set Co., Ltd. ( ) :

•	Business License (No. 310227000136147) dated August 17, 2007.

•	Notice of Consent for Alteration Registration dated August 17, 2007.

•	Approval Form for the Change of Shares and Legal Representatives in August 2007.

•	Article of Association stamped for certification by local administration of industry and commerce on September 11, 2007.

•	Record paper issued by local administration of industry and commerce dated September 27, 2007.

2.	Shanghai Yuehua Environmental Protection Set Equipment Co., Ltd.( ) :

•	Notice for Tax Disregistration dated on December 4, 2006.

•	Approval Form for the Change of Shares and Legal Representatives (No. 14000003200712110007) dated December 11, 2007.

•	Notice of Filing (No. 14000003200712110007) dated December 11, 2007.

•	Decision of Shareholders’ Meeting dated August 10, 2007.

•	Business License dated December 11, 2007.

3.	Shanghai Guoneng Investment Co., Ltd. ( ) :

•	Business License dated August 3, 2008.

•	Notice of Approval for Alteration Registration (No. 14000003200708030066)

•	Notice of Filing (No. 14000003200708030066)

•	Record Paper issued by local administration of industry and commerce dated August 29, 2007.

•	Article of Association stamped for certification by local administration of industry and commerce dated August 29, 2007.

4.	Taicang Xiexin Industrial Park Development Co., Ltd. ( ) :

•	Business License dated August 10, 2008.

•	Notice of Approval for Alteration Registration (No. (05850012) Gong Si Bian Geng [2007] 08100005)

60	EXCHANGE AGREEMENT

•	Record Paper issued by local administration of industry and commerce dated November 13, 2007.

•	Article of Association sealed by local administration of industry and commerce dated November 13, 2007.

5.	Shanghai Zhunneng Power Construction Management Co., Ltd. ( ) :

•	Notice of Approval for Alteration Registration (No. 14000003200708140048)

•	Business License dated August 14, 2007

•	Record Paper issued by local administration of industry and commerce dated September 7, 2007.

•	Article of Association sealed by local administration of industry and commerce dated September 7, 2007.

6.	Shanghai Yueyuan Machinery Set Equipment Co., Ltd. ( ) :

•	Notice of Filing(No. 14000003200708170073)

•	Business License dated August 17, 2007.

•	Record Paper issued by local administration of industry and commerce dated September 7, 2007.

•	Article of Association stamped for certification by local administration of industry and commerce dated September 7, 2007.

7.	Suzhou Chonggao Power Investment Co., Ltd. ( ) :

•	Business License dated August 10, 2007

•	Notice of Approval for Alteration Registration (No. 05850012 Gong Si Bian Geng [2007] 08100004)

•	Article of Association sealed by local administration of industry and commerce dated July 18, 2007.

8.	Shanghai Xiexin Utility Investment Co., Ltd.( ) :

•	Article of Association dated sealed by local administration of industry and commerce September 10, 2007 and its amendment

•	Record Paper issued by local administration of industry and commerce dated September 10, 2007.

•	Business License dated June 5, 2006.

9.	Shanghai Xiexin Power Engineering Co., Ltd. ( ) :

•	Notice of Approval for Alteration Registration dated September 29, 2007.

•	Article of Association stamped for certification by local administration of industry and commerce dated September 25, 2007.

•	Record Paper issued by local administration of industry and commerce dated October 25, 2007.

10.	Jiangsu Suyuan Environmental Protection Engineering Corp. ( ):

•	Business License dated May 8, 2007.

•	Notice of Filing (No. [2007] 08290002) dated September 4, 2007.

•	Notice of Acceptance for Filing coded [2007] 082900022007

11.	BJ Zhongneng

•	Articles of Association of Beijing Zhongneng

•	Business License (Registration No.: 1101021906164 (3—2) ) dated November, 18, 2005

•	ID Card of Liu Shunxing

12.	Guotai

•	Record Paper issued by local administration of industry and commerce dated July 4, 2006

•	Business License coded 3201000020060420132 dated April 24, 2006

Part IX Identity documents of Messrs. Gongshan Zhu Gong Shan, Mr. Songyi Zhang, Xuan-Ming Dong and Tsong-Zung Chang.

1.	Documents concerning the incorporation and evolution of OPCO

61	EXCHANGE AGREEMENT

•

A Registered Mail regarding Formal Approval under the Capital Investment Entrant Scheme Mr. Zhu, Ms ZHANG Lijian and Miss ZHU Huiying issued by Immigrant Department, The Government of the Hong Kong Special Administration Region dated June 24, 2004.

•	Hong Kong Identity Card (No. R286553(9)) issued on July 15, 2004.

•	PRC Passport (No. G10714925) issued by Office of The Commission of The Ministry of Foreign Affaires of The People’s Republic of China in The Hong Kong Special Administration Regain dated May 09, 2006.

•

PRC Passport (No. G20361980) issued by Office of The Commission of The Ministry of Foreign Affaires of The People’s Republic of China in The Hong Kong Special Administration Regain dated September 05, 2007.

•	Statement of Travel Records (Audit No.: 172450) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated September 10, 2007.

•	Statement of Travel Records (Audit No.: 174269) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated October 15, 2007.

•	Statement of Travel Records (Audit No.: 175887) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated November 21, 2007.

•	Statement of Travel Records (Audit No.: 177962) issued by Immigration Department, The Government of the Hong Kong Special Administration Region dated January 9, 2008.

•	Reply and its incident annexes from Hong Kong Zhengyang Lawyer Office dated February 4, 2008.

•	Certification from the PLRA dated October 20, 2006.

•	Identity Card SRRV No. M-003990 of Mr. Zhu Gongshan issued by the Philippine Leisure & Retiree’s Authority of the Board of Investment.

•	Certification issued by REETNALDO DL.LINGAT, MPS, MM, CEO VI on 26 December 2007 and its attached documents.

•	Legal opinion issued by JOSE F. RACELA IV and BAYANI M. SUBIDO, JR. on February 11, 2008.

•	Legal opinion issued by Mr. Rodelle B. Bolante on February 15, 2008.

•	PRC Identity Card (No. 320923195802015038) issued on January 31, 2000.

•	PRC Hukou which was canceled on July 14, 2005.

•	Confirmation Letter issued by Mr. Zhu to us dated December 13, 2007.

2.	Identity Documents of Mr. Songyi Zhang

•	Hong Kong Permanent Identity Card(ID Card No. G 221476(7)) of Songyi Zhang issued on January 12, 2005.

•	A letter regarding Mr. Songyi Zhang ( ) (HKID Card No. G 221476(7)) issued by Chan Kee Yip on November 6, 2007.

•	Passport of Songyi Zhang (No.H90138250) issued by Immigration Department, Hong Kong Special Administration Region on Jun 18, 2002.

•	Confirmation letter issued by Mr. Songyi Zhang dated April 25, 2008

3.	Identity Documents of Mr. Dong Xuanming

•	1999 4 30 Passport of Mr. Dong Xuanming (No : 147147495) and its term extension permission from PRC New York Consulate General

•	American Permanent Resident Card(INS A# 078-695-497) of Dong Xuanming.

•	American Social Security Card (No. ###-##-####) of Dong Xuanming.

•	Understanding on Issues in Related with SAFE Notice 75 issued by Lawyer Zheng Yibin from Jiangsu Youcheng Law Firm in July 2005.

•	Understanding on Issues in Related with SAFE Notice 75 issued by Lawyer from Jiangsu Tian Gan Law Firm in July 2005.

62	EXCHANGE AGREEMENT

4.	Identity Documents of Mr. CHANG Tsong-Zung

•	Hong Kong Permanent Identity Card(ID Card No. E443460(2)) of CHANG Tsong-Zung issued on April 15, 2005.

•	Settlement Notice issued by China Bank(Hong Kong) dated May 31, 2007

Part X List of documents in related with OPCO PRC domestic shareholders except BJ Zhongneng and Guotai

1.	Jinglong Industrial Group Co., Ltd. ( )

•	Amendment to the Article of Association dated May 15, 2005

•	Business License (Registration No.:1300002000169)

•	ID Card of Qin Baofang

2.	Jiangsu Qitian Group Ltd. Group Co., Ltd. ( )

•	Articles of Association dated December 1, 2006

•	Articles of Association of Liangyungang Shengda Investment Co. Ltd. dated 3/13/2007

3.	Nanjing Linyang Power Investment Co., Ltd. ( )

•	Articles of Association dated April 9, 2003

•	Business License (Registration No.:3201232300458)

•	ID Card of Lu Yonghua

4.	Xuzhou Suyuan Group Co., Ltd. ( )

•	Articles of Association

•	Business License (Registration No.:3203002111584) dated August 4, 2006

•	Its Introduction

5.	Suyuan Group Co., Ltd. ( )

•	Articles of Association

•	Business License (Registration No.:3200002103267) dated July 24, 2006

•	Its Introduction

•	ID Card of Xu Songda

Part XI Confirmation made by OPCO and the Company

•	Confirmation Letter issued by OPCO dated 8/15/2007

•	Confirmation Letter issued by OPCO dated 1/14/2008

•	Confirmation letter issued by the Company and Mr. Zhu Gongshan to Grandall Legal Group on 5/7/2008

•	Confirmation letter issued by the Company and its affiliated entities in June 2008

Part XII Others

•	Loan Agreement signed by and between OPCO and Xuzhou Xuanwu Branch of Jiangsu Bank(No. (870) Su Yin Xu Jie Zi (2008) 0004)

•	Mortgage Agreement signed by and between OPCO and Xuzhou Xuanwu Branch of Jiangsu Bank(No. (870) Su Yin Xu Gao Zi (2008) 0001)

•	Deposit Receipts Pledge Agreement signed by and between OPCO and Xuzhou Branch of Bank of China dated April 10, 2008.

•	Deposit Receipts Pledge Agreement signed by and between OPCO and Xuzhou Branch of Bank of China dated April 22, 2008.

•	Deposit Receipts Pledge Agreement signed by and between OPCO and Xuzhou Branch of Bank of China dated May 6, 2008.

•	Deposit Receipts Pledge Agreement signed by and between OPCO and Xuzhou Branch of Bank of China dated June 3, 2008.

•	Land Transfer agreement signed by and between OPCO and Xuzhou Power Supply Co., Ltd.

63	EXCHANGE AGREEMENT

SCHEDULE 5

FORM OF OPINION OF U.S. SPECIAL COUNSEL TO THE COMPANY

All capitalized terms used herein without definition shall have the meanings ascribed thereto in this Agreement.

[IPO Date]

To the Persons set forth on Appendix A hereto

Re:	Exchange Agreement dated September [ ], 2008.

Ladies and Gentlemen:

We have acted as special United States counsel to GCL Silicon Technology Holdings Inc., a limited liability company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the transactions set forth in the Exchange Agreement dated September [_], 2008 (the “Exchange Agreement”) by and among the Company, Happy Genius Holdings Limited (the “EB Issuer”) and the EB Holders listed in Schedule 1 to such agreement (the EB Holders”).

This opinion is being delivered to you pursuant to Section 7.1(b)(i)(C) of the Exchange Agreement. Capitalized terms used, and not otherwise defined, in this opinion letter have the respective meanings set forth in the Exchange Agreement.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and the EB Issuer and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the following:

(a)	The Exchange Agreement;

(b)	The Indenture dated [ ], 2008, between GCL Silicon Technology Holdings Inc. and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”); and

(c)	The Conversion Registration Rights Agreement dated [ ], 2008, by and among GCL Silicon Technology Holdings Inc., Deutsche Bank AG, and each of the Initial CB Holders listed in Schedule 1 to such agreement (the “Registration Rights Agreement”).

The Exchange Agreement, the Indenture and the Registration Rights Agreement are collectively referred to herein as the “Contracts.”

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied as to factual matters upon representations and certifications by officers and representatives of the Company and other appropriate persons, and the representations made by the EB Issuer and the Company in or pursuant to the Exchange Agreement.

64	EXCHANGE AGREEMENT

In our examination of the documents referred to above we have assumed, with your permission and without independent investigation, that except in each case to the extent specifically set forth below with respect to the Company, each party to the Contracts that is not an individual is duly organized and validly existing under the laws of the jurisdiction of its organization and each party to the Contracts has full power and authority (corporate or other) to execute, deliver and perform its obligations under the Contracts, the legal capacity of all individuals who have executed any such documents, that the Contracts have been duly authorized by all necessary action on the part of the parties thereto, and that the Contracts have been duly executed and delivered by such parties and are valid, binding and enforceable obligations of such parties.

OPINIONS

Based upon and subject to the foregoing, and subject also to the assumptions and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:

1.	The Contracts have been duly executed and delivered by the Company in accordance with the laws of the State of New York.

2.	The execution and delivery of the Contracts by the Company, and the performance by the Company of the Contracts and the consummation of the transactions contemplated thereby do not:

(a)	breach or violate any Applicable Law; or

(b)	require any Government Approvals, except such as have been made or obtained prior to the date hereof or as may be required under state securities or “blue sky” laws of any jurisdiction (other than the State of New York), as to which we express no opinion.

3.	No registration under the United States Securities Act of 1933, as amended, is required for the delivery of the Notes to the EB Holders in accordance with the Exchange Agreement.

4.	Each of the Contracts (other than the Global Notes) has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing[; and (c) in the case of rights to indemnity, as may be limited by provisions imposed by law or public policy].

65	EXCHANGE AGREEMENT

5.	Under the laws of the State of New York, the Company has validly (a) chosen New York law to govern its respective rights and duties under the Contracts to which it is a party, (b) submitted to the personal jurisdiction of state and federal courts located in the City and County of New York in connection with an action or proceeding arising out of, or related to, the Contracts to which it is a party, (c) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (d) with respect to the Indenture, appointed CT Corporation System as its authorized agent for service of process in any legal action or proceeding rising out of or relating to the Notes. Service of process in the manner set forth in the Indenture will be effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of, or related to, the Indenture in any such court.

For the purposes of this opinion, (i) the term “Applicable Law” means laws, rules and regulations of any Governmental Authority which, in our experience, are normally applicable to the type of transactions contemplated by the Contracts; (ii) the term “Governmental Authority” means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body; and (iii) the term “Governmental Approval” means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law.

We express no opinion: (a) as to whether a United States federal or state court outside the State of New York would give effect to the choice of New York law in the Contracts; (b) as to whether the federal courts of the United States could exercise jurisdiction over any action brought against the Company by any party not a “citizen” of any state for purposes of 28 U.S.C. § 1331 and 28 U.S.C. § 1332; or (c) as to the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars.

The foregoing opinions are limited to matters involving the law of the State of New York and the federal law of the United States. This opinion is furnished to you and, except as set forth in the following sentence, is solely for your benefit in connection with the closing of the transactions under the Exchange Agreement occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. Deutsche Bank Trust Company Americas may rely on this opinion as if it were addressed to them. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

66	EXCHANGE AGREEMENT

APPENDIX A

Deutsche Bank AG, Singapore Branch

One Raffles Quay

#18-00 South Tower

Singapore 048583

Credit Suisse International

One Cabot Square

London E14 4QJ

United Kingdom

ADM Galleus Fund Limited

c/o Asia Debt Management Hong Kong Limited

1008 ICBC Tower

3 Garden Road Central

Hong Kong

RCG Asia Opportunity Fund, Ltd.

Unit 1210, 12/F ICBC Tower

Citibank Plaza

3 Garden Road

Central, Hong Kong

Vervain Alternative Investment Limited

10th Floor, Central Building

3 Pedder Street

Central, Hong Kong

Aceplus Holdings Limited

c/o 29-30/F, 8 Wyndham Street

Central, Hong Kong

Daewoo Securities Co., Ltd.

Daewoo Securities Building

34-3 Youngdungpo-Gu Youido-Dong

Seoul, Korea 150-716

Pearl Ever Group Limited

28th Floor, China World Tower 2

No.1 Jian Guo Men Wai Avenue

Beijing 100004, P.R.China

Shikumen Special Situations Fund

Shikumen Capital Management HK Limited

Suite 901, 100 Queen’s Road Central

Hong Kong

67	EXCHANGE AGREEMENT

Golden Summit Finance Limited

Room 3013 RBS Tower

Times Square, 1 Matheson Street

Causeway Bay, Hong Kong

Noble Brand Limited

Suite 2809, 28th Floor, One IFC

1 Harbour View Street

Central, Hong Kong

OZ Master Fund, Ltd.

9 West 57th Street, 13th Floor

New York, NY 10019, U.S.A.

OZ Asia Master Fund, Ltd.

9 West 57th Street, 13th Floor

New York, NY 10019, U.S.A.

OZ Global Special Investments Master Fund, LP

9 West 57th Street, 13th Floor

New York, NY 10019, U.S.A.

D.E. Shaw Composite Portfolios, L.L.C.

120 West 45th Street, 39th Floor

New York, NY 10036

68	EXCHANGE AGREEMENT

SCHEDULE 6

FORM OF SHAREHOLDERS’ RESOLUTIONS

PART 1

The following is in extract of the relevant section of the minutes of an extraordinary general meeting of the shareholders’ of GCL Silicon Technology Holdings Inc. held on July 18, 2008 which relate to the issue of the Notes.

GCL SILICON TECHNOLOGY HOLDINGS INC.

(the Company)

(Incorporated in the Cayman Islands)

MINUTES OF EXTRAORDINARY GENERAL MEETING

Date	:	18 July 2008
Time	:	3:00 p.m.
Place	:	Pheasant-Jasmine Room, 1st Floor, Mandarin Oriental, Hong Kong
Present	:	[*]
Chairman	:	[*]

ISSUANCE OF CONVERTIBLE BONDS – ORDINARY RESOLUTION

The Chairman informed the Meeting that the Board of Directors of the Company proposed to create and issue the 3% Convertible Senior Notes due 2010 (the Convertible Bonds) and the conversion of the Convertible Bonds into ordinary shares of the Company. The term sheet and the independent valuation report in relation to the Convertible Bonds were attached to the notice of the Meeting as Appendix D and Appendix E, respectively, and tabled at the Meeting.

[*] proposed the motion which was seconded by [*]. The Chairman put the motion to a vote and on a show of hands, it was resolved that:

The creation and issuance of the Convertible Bonds and the conversion of the Convertible Bonds into ordinary shares of the Company be and is hereby approved and the Board of Directors of the Company be and is hereby authorized and directed to take or cause to be taken action or actions which the Board of Directors of the Company may deem necessary, appropriate or desirable to carry out the issue of the Convertible Bonds and the conversion of the Convertible Bonds into ordinary shares of the Company.

69	EXCHANGE AGREEMENT

PART 2

HAPPY GENIUS HOLDINGS LIMITED

WRITTEN RESOLUTIONS OF THE SOLE SHAREHOLDER

The undersigned, being the sole shareholder (the Shareholder) of Happy Genius Holdings Limited, a company incorporated in the British Virgin Islands (the Company), pursuant to Article 7.21 of the Company’s Articles of Association, HEREBY ADOPTS the written resolutions set out below in lieu of holding a formal meeting.

The following resolutions are hereby passed as special resolutions by the sole shareholder of the Company which resolution shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held:

1.	BACKGROUND

IT WAS NOTED THAT: (a) the Company has issued U.S.$275,000,000 Class A Floating Rate Secured Exchangeable Bonds due 2010 (the Class A Exchangeable Bonds), U.S.$137,500,000 Class B Floating Rate Secured Exchangeable Bonds due 2010 (the Class B Exchangeable Bonds) and U.S.$137,500,000 Class C Floating Rate Secured Exchangeable Bonds due 2010 (the Class C Exchangeable Bonds and, together with the Class A Exchangeable Bonds and the Class B Exchangeable Bonds, the Exchangeable Bonds) to the EB Holders (as defined in the Agreement (as defined below)); and (b) the Company now proposes to enter into an Exchange Agreement (the Agreement) with GCL Silicon Technology Holdings Inc. (the Note Issuer) and the EB Holders (as defined in the Agreement) relating to: (i) the redemption of Exchangeable Bonds with an aggregate principal amount equal to 35% of the aggregate principal amount of each class of Exchangeable Bonds then outstanding; and (ii) the exchange of the remaining Exchangeable Bonds for U.S.$223,437,000 Class A 3% Convertible Senior Notes due 2010 (the Class A Notes), U.S.$111,718,000 Class B 3% Convertible Senior Notes due 2010 (the Class B Notes) and U.S.$111,718,000 Class C 3% Convertible Senior Notes due 2010 (the Class C Notes and together with the Class A Notes and the Class B Notes, the Notes) to be issued by the Note Issuer to the EB Holders (as defined in the Agreement) in accordance with the terms of, and for the consideration set out in, the Agreement.

A draft of the Agreement is attached to these resolutions.

2.	RESOLUTIONS

The Shareholder, after having examined the Agreement and after carefully considering the interests of the Company and of the group to which the Company forms part of HEREBY RESOLVED THAT:

2.1	the Company is, and after its entry into the Agreement will remain solvent in that its assets exceed its liabilities and that it will be able to pay its debts as they become due;

EXCHANGE AGREEMENT

2.1	there are no charges registered or unregistered against the assets of the Company or other form of impediment which might prevent the Company from entering into and performing its obligations under the Agreement. The entry into the Agreement will not cause any limit on borrowings or guarantees to be exceeded;

2.3	the terms and conditions of each of the Agreement be and are hereby approved;

2.4	the entry into the Agreement by the Company and the transactions contemplated therein be and are hereby ratified, confirmed and approved;

2.5	the sole Director of the Company be and is hereby authorised to execute and deliver the Agreement on behalf of the Company;

2.6	the sole Director of the Company be and is hereby authorised to execute and deliver on behalf of the Company any other documents deemed by him to be incidental to, ancillary to or expedient in connection with the Agreement or any part thereof (the Ancillary Documents); and

2.7	the sole Director of the Company be authorised in his absolute discretion to approve any amendment, alteration or modification to the Agreement or any Ancillary Documents as may be required prior to or at the time of signing and/or execution of the same and that the signing or a copy thereof be conclusive evidence of such approval.

Dated this the      day of             2008

For and on behalf of
Boulina Investments Limited	Date

EXCHANGE AGREEMENT

SCHEDULE 7

FORM OF BOARD RESOLUTIONS

PART 1

The following is in extract of the relevant sections of the minutes of a meeting of the Board of Directors of GCL Silicon Technology Holdings Inc. held on July 18, 2008 which relate to the issue of the Notes.

GCL SILICON TECHNOLOGY HOLDINGS INC.

MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF

GCL SILICON TECHNOLOGY HOLDINGS INC.

AT A MEETING HELD ON

JULY 18, 2008

The Board of Directors of GCL Silicon Technology Holdings Inc. (the Board), a Cayman Islands corporation (the Company), desires to consummate a public offering of the Company’s ordinary shares represented by American Depository Shares (ADSs) and hereby adopts the following resolutions with respect thereto:

Issuance of Convertible Bonds

The Chairman proposed to create and issue the convertible bonds, the term sheet and the independent value report in relation to it were attached hereto as Exhibit K and Exhibit L, respectively, (the Convertible Bonds) and the conversion of the Convertible Bonds into ordinary shares of the Company.

RESOLVED that the creation and issuance of the Convertible Bonds and the conversion of the Convertible Bonds into ordinary shares of the Company be and is hereby approved, subject to the approval of the shareholders of the Company.

EXCHANGE AGREEMENT

PART 2

HAPPY GENIUS HOLDINGS LIMITED

UNANIMOUS WRITTEN RESOLUTIONS OF THE SOLE DIRECTOR

The undersigned, being the sole Director of Happy Genius Holdings Limited a company incorporated in the British Virgin Islands (the Company), pursuant to Article 10.9 of the Company’s Articles of Association, HEREBY ADOPT the written resolutions set out below in lieu of holding a formal meeting.

A copy of the resolutions shall be inserted in the Company’s Minute Book. Any action taken herein shall be of the same force and effect as if adopted at a duly convened meeting of the Board of Directors of the Company.

1.	BACKGROUND

IT WAS NOTED THAT: (a) the Company has issued U.S.$275,000,000 Class A Floating Rate Secured Exchangeable Bonds due 2010 (the Class A Exchangeable Bonds), U.S.$137,500,000 Class B Floating Rate Secured Exchangeable Bonds due 2010 (the Class B Exchangeable Bonds) and U.S.$137,500,000 Class C Floating Rate Secured Exchangeable Bonds due 2010 (the Class C Exchangeable Bonds and, together with the Class A Exchangeable Bonds and the Class B Exchangeable Bonds, the Exchangeable Bonds) to the EB Holders (as defined in the Agreement (as defined below)); and (b) the Company now proposes to enter into an Exchange Agreement (the Agreement) with GCL Silicon Technology Holdings Inc. (the Note Issuer) and the EB Holders (as defined in the Agreement) relating to: (i) the redemption of Exchangeable Bonds with an aggregate principal amount equal to 35% of the aggregate principal amount of each class of Exchangeable Bonds then outstanding; and (ii) the exchange of the remaining Exchangeable Bonds for U.S.$223,437,000 Class A 3% Convertible Senior Notes due 2010 (the Class A Notes), U.S.$111,718,000 Class B 3% Convertible Senior Notes due 2010 (the Class B Notes) and U.S.$111,718,000 Class C 3% Convertible Senior Notes due 2010 (the Class C Notes and together with the Class A Notes and the Class B Notes, the Notes) to be issued by the Note Issuer to the EB Holders (as defined in the Agreement) in accordance with the terms of, and for the consideration set out in, the Agreement.

A draft of the Agreement is attached to these resolutions.

IT WAS NOTED THAT on                      2008, the Shareholder, had passed written resolutions (the Shareholder’s Resolutions) to approve, inter alia, the Company’s entry into the Agreement. A copy of the Shareholder’s Resolutions is attached hereto.

2.	DIRECTOR’S INTEREST

IT WAS NOTED THAT the sole Director had disclosed his interests, if any, in the Agreement, in accordance with the Memorandum and Articles of Associations of the Company and that he was therefore entitled to approve the below resolutions.

EXCHANGE AGREEMENT

3.	RESOLUTIONS

IT IS RESOLVED THAT:

3.1	the Company is, and after its entry into the Agreement will remain solvent in that its assets exceed its liabilities and that it will be able to pay its debts as they become due;

3.2	there are no charges registered or unregistered against the assets of the Company or other form of impediment which might prevent the Company from entering into and performing its obligations under the Agreement. The entry into the Agreement will not cause any limit on borrowings or guarantees to be exceeded;

3.3	the terms and conditions of each of the Agreement be and are hereby approved;

3.4	the entry into the Agreement by the Company and the transactions contemplated therein be and are hereby ratified, confirmed and approved;

3.5	the sole Director of the Company be and is hereby authorised to execute and deliver the Agreement on behalf of the Company;

3.6	the sole Director of the Company be and is hereby authorised to execute and deliver on behalf of the Company any other documents deemed by him to be incidental to, ancillary to or expedient in connection with the Agreement or any part thereof (the Ancillary Documents); and

3.7	the sole Director of the Company be authorised in his absolute discretion to approve any amendment, alteration or modification to the Agreement or any Ancillary Documents as may be required prior to or at the time of signing and/or execution of the same and that the signing or a copy thereof be conclusive evidence of such approval.

Dated this the      day of              2008

ZHU Gongshan	Date

EXCHANGE AGREEMENT

SCHEDULE 8

FORM OF CERTIFICATES

PART 1

GCL SILICON TECHNOLOGY HOLDINGS INC.

To:	The persons listed in Schedule 1 (together, the EB Holders)

OFFICER’S CERTIFICATE

We refer to the Indenture (the Indenture) dated on or about the date of this certificate between the Company and Deutsche Bank Trust Company Americas relating to issuance by the Company of U.S.$223,437,000 Class A 3% Convertible Senior Notes due 2010 (the Class A Notes), U.S.$111,718,000 Class B 3% Convertible Senior Notes due 2010 (the Class B Notes) and U.S.$111,718,000 Class C 3% Convertible Senior Notes due 2010 (the Class C Notes and together with the Class A Notes and the Class B Notes, the Notes).

Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Indenture.

The undersigned hereby certifies as follows:

1.	The undersigned is a duly authorized representative of the Company and is authorized to execute and deliver this certificate on behalf of the Company.

2.	Attached hereto as Exhibit A is a true, complete and correct copy of (a) a current certificate of incumbency certifying, among other things, the Company’s current memorandum and articles of association, registers of members and directors, register of charges (if any) and that the Company is in good standing, (b) the resolutions of the board of directors of the Company and (c) the resolutions of the shareholders of the Company, such resolutions (i) approving the creation and issuance of the Notes and the conversion of the Notes into ordinary shares of the Company; and (ii) authorizing and directing the directors of the Company, on the Company’s behalf, to take or cause to be taken action or actions which the directors of the Company may deem necessary, appropriate or desirable to carry out the issue of the Notes and the conversion of the Notes into ordinary shares of the Company.

3.	All necessary steps have been taken to comply with the provisions set forth in the constitutional documents of the Company and in applicable law regulating the power of the board of directors and the shareholders of the Company to pass the resolutions attached hereto as Exhibit A. All such resolutions are in full force and effect (without modification) on the date hereof in the form in which they were adopted and no other resolutions have been adopted by the board of directors or the shareholders of the Company or any committee thereof relating to the Contracts to which it is a party or the transactions contemplated thereby.

EXCHANGE AGREEMENT

4.	Each copy document provided by the Company or in relation to the Company pursuant to the Contracts to which it is a party is correct, complete and in full force and effect as at the date hereof.

5.	Each of the persons listed in Schedule 2 is a duly appointed authorized representative of the Company as at the date of this certificate and the signature written opposite the name and title of such authorized representative is that person’s genuine signature. Each of the persons listed in Schedule 2 is authorized as a representative of the Company to execute and deliver the Contracts to which it is a party and all certificates, notices and communications and any other documents required or permitted to be given in connection with the transactions contemplated thereby on behalf of the Company.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of             , 2008.

Name:
Title:	Director

EXCHANGE AGREEMENT

SCHEDULE 1

EB Holders

1. Deutsche Bank AG, Singapore Branch

2. Credit Suisse International

3. ADM Galleus Fund Limited

4. RCG Asia Opportunity Fund, Ltd.

5. Vervain Alternative Investment Limited

6. Aceplus Holdings Limited

7. Daewoo Securities Co., Ltd.

8. Pearl Ever Group Limited

9. Shikumen Special Situations Fund

10. Golden Summit Finance Limited

11. Noble Brand Limited

12. OZ Master Fund, Ltd.

13. OZ Asia Master Fund, Ltd.

14. OZ Global Special Investments Master Fund, LP

EXCHANGE AGREEMENT

SCHEDULE 2

SIGNATURE SPECIMEN

Name	Title	Signature

Li Jian	Director

Zhang Songyi	Director

Zhu Gongshan	Director

EXCHANGE AGREEMENT

PART 2

HAPPY GENIUS HOLDINGS LIMITED

To:	The persons listed in Schedule 1 (together, the EB Holders)

DIRECTOR’S CERTIFICATE

We refer to the Exchange Agreement (the Agreement) dated on or about the date of this certificate between the Company, GCL Silicon Technology Holdings Inc. (the Note Issuer) and the EB Holders relating to the redemption of the IPO Redemption Exchangeable Bonds (as defined in the Agreement) and the exchange of the Remaining Exchangeable Bonds (as defined in the Agreement) of the Company for the Notes (as defined in the Agreement) of the Note Issuer pursuant to the terms of the Agreement.

Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Agreement.

The undersigned hereby certifies as follows:

1.	The undersigned is a duly authorized representative of the Company and is authorized to execute and deliver this certificate on behalf of the Company.

2.	Attached hereto as Exhibit A is a true, complete and correct copy of (a) a current certificate of incumbency certifying, among other things, the Company’s current memorandum and articles of association, registers of members and directors, register of charges (if any) and that the Company is in good standing, (b) the resolutions of the board of directors of the Company and (c) the resolutions of the shareholders of the Company, such resolutions (i) approving the terms of, and the transactions contemplated by the Agreement and resolving that it execute the Agreement; (ii) authorizing a specified person or persons to execute the Agreement on its behalf; and (iii) authorizing a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Agreement.

3.	All necessary steps have been taken to comply with the provisions set forth in the constitutional documents of the Company and in applicable law regulating the power of the board of directors and the shareholders of the Company to pass the resolutions attached hereto as Exhibit A. All such resolutions are in full force and effect (without modification) on the date hereof in the form in which they were adopted and no other resolutions have been adopted by the board of directors or the shareholders of the Company or any committee thereof relating to the Agreement or the transactions contemplated thereby.

4.	Each copy document provided by the Company or in relation to the Company pursuant to the Agreement is correct, complete and in full force and effect as at the date hereof.

5.	Each of the persons listed in Schedule 2 is a duly appointed authorized representative of the Company as at the date of this certificate and the signature written opposite the name and title of such authorized representative is that person’s genuine signature. Each of the persons listed in Schedule 2 is authorized as a representative of the Company to execute and deliver the Agreement and all certificates, notices and communications and any other documents required or permitted to be given in connection with the transactions contemplated thereby on behalf of the Company.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of                     , 2008.

Name:
Title:	Director

EXCHANGE AGREEMENT

SCHEDULE 1

EB Holders

1. Deutsche Bank AG, Singapore Branch

2. Credit Suisse International

3. ADM Galleus Fund Limited

4. RCG Asia Opportunity Fund, Ltd.

5. Vervain Alternative Investment Limited

6. Aceplus Holdings Limited

7. Daewoo Securities Co., Ltd.

8. Pearl Ever Group Limited

9. Shikumen Special Situations Fund

10. Golden Summit Finance Limited

11. Noble Brand Limited

12. OZ Master Fund, Ltd.

13. OZ Asia Master Fund, Ltd.

14. OZ Global Special Investments Master Fund, LP

EXCHANGE AGREEMENT

SCHEDULE 2

SIGNATURE SPECIMEN

Name	Title	Signature

Zhu Gongshan	Director

EXCHANGE AGREEMENT

SCHEDULE 9

FORM OF PROCESS AGENT APPOINTMENT LETTERS

PART 1

GCL SILICON TECHNOLOGY HOLDINGS INC.

                                         , 2008

Mr. Hunter Jiang

GCL Silicon Technology Holdings Inc.

Suite 3601, Two Exchange Square

Central, Hong Kong

Mr. Jason Li

GCL Silicon Technology Holdings Inc.

Suite 3601, Two Exchange Square

Central, Hong Kong

Re: Designation to receive process for GCL Silicon Technology Holdings Inc. in regards to the following agreements:

“Conversion Registration Right Agreement, dated                     , 2008, by and among, GCL Silicon Technology Holdings Inc., Deutsche Bank AG, Singapore Branch and each of the Initial CB Holders listed in Schedule 1 thereto”

“Form of Indenture, dated as of                     , 2008, among GCL Silicon Technology Holdings Inc., as Company, Deutsche Bank Trust Company Americas, as Trustee”

“Exchange Agreement dated                     , 2008, by and among, GCL Silicon Technology Holdings Inc., Happy Genius Holdings Limited, and Each of the EB Holders Listed in Schedule 1 thereto”

Dear Sir or Madam:

C T Corporation System (CT), located at 111 Eighth Avenue, New York, New York 10011, hereby accepts its appointment as agent for service of process for the above referenced agreement.

We understand any process received by us shall be forwarded to:

GCL Silicon Technology Holdings Inc.

Suite 3601, Two Exchange Square

Central, Hong Kong

Attn: Mr. Hunter Jiang/ Mr. Jason Li

CT must be notified immediately of any change(s) to this address.

CT has acknowledged receiving $1191($339 for the first year for each agreement, and a one-time $174 review/preparation fee) as payment of our charges for the first year of this appointment. Mr. Hunter Jiang, GCL Silicon Technology Holdings Inc., Suite 3601, Two Exchange Square, Central, Hong Kong, will be billed annually at our then current renewal rate so long as such bill continue to be paid, or until we are advised in advance in writing to discontinue our representation.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

Caleb Howland
Assistant Customer Specialist

EXCHANGE AGREEMENT

PART 2

HAPPY GENIUS HOLDINGS LIMITED

                                         , 2008

Mr. Zhu Gongshan

Happy Genius Holdings Limited

Suite 3601, Two Exchange Square

Central, Hong Kong

Re: Designation to receive process for Happy Genius Holdings Limited in regards to the following agreement:

“Exchange Agreement dated                     , 2008, by and among, GCL Silicon Technology Holdings Inc., Happy Genius Holdings Limited, and Each of the EB Holders Listed in Schedule 1 thereto”

Dear Sir or Madam:

C T Corporation System (CT), located at 111 Eighth Avenue, New York, New York 10011, hereby accepts its appointment as agent for service of process for the above referenced agreement.

We understand any process received by us shall be forwarded to:

Happy Genius Holdings Limited

Suite 3601, Two Exchange Square

Central, Hong Kong

Attn: Mr. Zhu Gongshan/ Mr. Tom Tong

CT must be notified immediately of any change(s) to this address.

CT has acknowledged receiving $513 ($339 for the first year, and a one-time $174 review/preparation fee) as payment of our charges for the first year of this appointment. Mr. Zhu Gongshan, Happy Genius Holdings Limited, Suite 3601, Two Exchange Square, Central, Hong Kong, will be billed annually at our then current renewal rate so long as such bill continue to be paid, or until we are advised in advance in writing to discontinue our representation.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

Caleb Howland
Assistant Customer Specialist

EXCHANGE AGREEMENT

SCHEDULE 10

DEFINED TERMS

In this Agreement, the following terms shall have the meanings given to those terms below:

(a)	Affiliate means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in sub-clause (i) of this definition. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)	Applicable Law means laws, rules and regulations of any Governmental Authority which are normally applicable to the types of transactions contemplated by the Contracts and the Delaware General Corporation Law;

(c)	an authorization includes any authorization, permit, consent, approval, resolution, license, exemption, filing, registration or notarization;

(d)	Circular 75 means Circular (2005) No. 75 issued on October 21, 2005 by SAFE;

(e)	Company’s Group means the Company and its Subsidiaries;

(f)	Contracts means each of this Agreement, the Indenture and the Registration Rights Agreement.

(g)	DTC means The Depository Trust Company, its nominees, successors and assigns.

(h)	EB Agency Agreement means the Amended and Restated Paying and Exchange Agency Agreement dated June 5, 2008 between the EB Issuer, Deutsche Bank AG, Hong Kong Branch, as principal agent, Deutsche Bank Luxembourg S.A., as registrar and DB (Trustees) Hong Kong Limited as trustee;

(i)	EB Issue Date means May 6, 2008;

(j)	EB Issuer’s Group means the EB Issuer and its Subsidiaries;

(k)	Encumbrance means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(l)	Environmental Approval means any authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Company or any of its Subsidiaries conducted on or from properties owned or used by the Company or any of its Subsidiaries;

(m)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

(n)	Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

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(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment;

(o)	Existing Convertible Bonds means each of the Tranche A U.S.$20,000,000 Floating Rate Secured Bonds due 2009 and the Tranche B U.S.$40,000,000 Floating Rate Secured Convertible Bonds issued by the Company and constituted by a trust deed dated September 10, 2007;

(p)	GCL (HK) means GCL Silicon Technology Holdings Limited ( ), formerly, Asia Silicon Technology Holdings Limited, (company number 1087124), a company incorporated under the laws of Hong Kong and having its registered office at Suite 3601, Two Exchange Square, Central, Hong Kong;

(q)	Governmental Authority means any United States federal or State of New York administrative, judicial or other governmental agency, authority, tribunal or body;

(r)	Governmental Approval means any consent, authorization, approval or order of, or registration, qualification or filing with, any Governmental Authority under Applicable Law;

(s)	Government Entity means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization;

(t)	Implementation Rule 106 means Implementation Rule (2007) No. 106 issued on May 29, 2007 by SAFE;

(u)	Interest Reserve Account has the meaning given to that term in the EB Conditions;

(v)	M&A Regulations means the “Regulations regarding the Acquisition of Domestic Enterprises by Foreign Investors” promulgated on August 8, 2006 by the Ministry of Commerce, State Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and SAFE;

(w)	Material Adverse Effect means a material adverse effect on:

(i)	the business, operations, assets or financial condition of any of (A) the Company or (B) the Company’s Group as a whole;

(ii)	the ability of the Company to perform its obligations under any Contract;

(iii)	the validity or enforceability of any Contract; or

(iv)	any right or remedy in respect of a Contract;

(x)	Opco means (formerly known as , a wholly foreign owned enterprise established under the laws of the PRC between GCL (HK), Asia Silicon Technology Development Limited, Asia Silicon Technology Development Holdings Limited, Speedy Gain Limited and Richmore International Development Limited;

(y)	Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof;

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(z)	PRC means the People’s Republic of China but excluding, for the avoidance of doubt, the special administrative regions of Hong Kong and Macau;

(aa)	PRC GAAP means generally accepted accounting principles in the PRC;

(bb)	PRC Resident has the meaning given to it in Circular 75 and in the Implementation Rule 106;

(cc)	Project means the design, development, financing, construction, testing, commissioning, operation and maintenance by Opco of the polysilicon production and wafer business in Xuzhou, the PRC, as described in the IPO Registration Statement.

(dd)	Registration Rights Agreement means the registration rights agreement to be dated on or about the Closing Date between the Company and each of the EB Holders;

(ee)	Series A Holders has the meaning given to that term in the articles of association of the Company;

(ff)	Share Option Plan has the meaning given to that term in the articles of association of the Company;

(gg)	SAFE means the State Administration of Foreign Exchange of the PRC;

(hh)	Shareholder in relation to a company means any person directly or indirectly holding equity interest in that company, whether by way of shareholding, acquisition, trust, proxy holding, repurchase, voting right, equity transfer right, equity purchase right or otherwise;

(ii)	Subsidiary means, with respect to any Person, any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under Cayman Islands or any other applicable law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person;

(jj)	Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

(kk)	Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment);

(ll)	Tax Deduction means a deduction or withholding for or on account of Tax from a payment under this Agreement;

(mm)	Tax Payment means a payment made by the Company to the EB Holders in any way relating to a Tax Deduction or under any indemnity given by the Company in respect of Tax under this Agreement;

(nn)	U.S. means the United States of America; and

(oo)	US GAAP means generally accepted accounting principles in the United States of America.

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